Exhibit 10.32

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”), dated as of November 22, 2011, between Response Biomedical Corp., a corporation continued under the laws of the Province of British Columbia (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and permitted assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, the Company has authorized the issuance of a new series of senior secured notes of the Company, in the form attached hereto as Exhibit A (the “Notes”).

WHEREAS, Company wishes to sell, and the Purchasers wish to purchase, on a joint and several basis (i) up to an aggregate of Cdn.$2.0 million principal amount of the Notes.

WHEREAS, the Notes will rank senior to all outstanding and future indebtedness of the Company, other than indebtedness secured by Permitted Liens, and be secured by a first priority, perfected security interest in all of the assets of the Company as evidenced by the security agreement attached hereto as Exhibit B (the “Security Agreement”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(i).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 of the Securities Act.

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“B.C. Securities Act” means the Securities Act (British Columbia).

“Board of Directors” means the board of directors of the Company.

“BofA Accounts” shall have the meaning ascribed to such term in Section 4.12

“Business Day” means any day except any Saturday, any Sunday, any day which is a statutory holiday in New York, New York or Vancouver, British Columbia or any day on which banking institutions in the State of New York or the Province of British Columbia are authorized or required by law or other governmental action to close.

“Business Facility” means any property including the land, the improvements thereon, the groundwater thereunder and the surface water thereon, that is or at any time has been owned, operated, occupied, controlled or leased by the Company in connection with the operation of its business.

“Canadian Regulatory Authorities” means, collectively, the applicable securities commissions or similar securities regulatory authorities in each of the Reporting Issuer Jurisdictions.

“Closing” shall have the meaning ascribed to such term in Section 2.2.

“Closing Date” means the date on which a Closing occurs.

“Collateral Agent” shall have the meaning ascribed to such term in the Security Agreement.

“Commission” means the SEC and the Canadian Regulatory Authorities.

“Commitment” shall have the meaning ascribed to such term in Section 2.1.

“Commitment Termination Date” shall mean February 15, 2012.

“Common Shares” means the common shares of the Company, without par value, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Share Equivalents” means any securities of the Company or the subsidiaries which would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

“Company” shall have the meaning ascribed to such term in the Preamble.

“Company Counsel” means Borden Ladner Gervais LLP, with offices located at 1200 Waterfront Centre, 200 Burrard Street, P.O. Box 48600, Vancouver, British Columbia, Canada

V7X 1T2.

“Disclosures” shall have the meaning ascribed to such term in Section 3.1(g).

“Disclosure Schedule” means the Disclosure Schedule of the Company attached as Exhibit C hereto. “Election Notice” shall have the meaning ascribed to such term in Section 4.7(c).

“Environment” means the components of the earth and includes air, land, subsurface, water, groundwater, and all layers of the atmosphere, all organic and inorganic matter and living organisms, and the interacting natural systems that include the foregoing listed components.

“Environmental Laws” means all statutory instruments, laws (including common laws), directives, guidance documents, rules, regulations, orders, treaties, statutes, notices, requirements, standards, bylaws, and codes promulgated by any Governmental Authority to protect the Environment, or human health, or which prohibit, regulate or control any Hazardous Material or any Hazardous Materials Activity, including, without limitation, the Canadian Environmental Protection Act, 1999, and all regulations made thereunder, the Transportation of Dangerous Goods Act, 1992, and all regulations made thereunder, and the Environmental Management Act, S.B.C. 2003, c.53, and all regulations promulgated thereunder, all as amended from time to time.

“Environmental Permit” means any approval, permit, registration, certification, license, clearance, notice, confirmation, or consent required to be obtained under Environmental Laws from any private person or any Governmental Authority with respect to the operations of the Company on or before the Closing.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(q).

“Event of Default” shall have the meaning ascribed to such term in the Notes.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) Common Shares or options or Common Shares issuable upon the exercise of such options to employees, officers, directors or consultants of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of securities exercisable or exchangeable for or convertible into Common Shares issued and outstanding as of the Closing Date, provided that such securities have not been amended since the Closing Date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (c) securities upon the exercise or exchange of or conversion of securities exercisable or exchangeable for or convertible into Common Shares issued pursuant to any Subsequent Financing, (d) securities issued for the acquisition of assets or securities of an arm’s-length third party, (e) securities issued pursuant to acquisitions or strategic transactions (including partnerships, amalgamations, arrangements, mergers or other business combination transactions) approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset and shall, in the good faith opinion of such directors, provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities (other than an Affiliate of the Company) and (f) securities in connection with the rights offering contemplated by the term sheet, dated as of the date hereof, by and between the Company and OrbiMed Advisors, LLC.

“FDA” shall have the meaning ascribed to such term in Section 3.1(dd)(i).

“FDCA” shall have the meaning ascribed to such term in Section 3.1(dd)(i).

“Financing Notice” shall have the meaning ascribed to such term in Section 4.7(b).

“Food and Drugs Act” shall have the meaning ascribed to such term in Section 3.1(dd)(i).

“GAAP” shall have the meaning ascribed to such term in Section 3.1(g).

“Governmental Authority” means any federal, state, provincial, county, local, municipal, or foreign court, tribunal, administrative agency, council, commission, commissioner, board, authority, or instrumentality, including without limitation any such authority that has powers under Environmental Laws to enforce Environmental Laws or issue Environmental Permits including, without limitation, Federal and Provincial departments or ministries of the environment, municipalities, and statutory bodies that regulate the storage, handling or disposal of wastes including hazardous wastes.

“Hazardous Material” means any substance, or mixture of substances, including any vapour, chemical, material or additive, that is regulated by any Governmental Authority or is radioactive, toxic, hazardous, a pollutant, or may otherwise be a danger to human health, the reproduction of any living organism or the Environment and which also includes carbon dioxide and hydrocarbons.

“Hazardous Materials Activity” means the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including, without limitation, any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any product take-back or product content requirements.

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(y).

“Initial Closing” shall have the meaning ascribed to such term in Section 2.2

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(n).

“Liens” means a lien, charge, mortgage, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(l).

“Maturity Date” shall have the meaning ascribed to such term in the Notes. “Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(gg). “Notes” shall have the meaning ascribed to such term in the Preamble. “OFAC” shall have the meaning assigned to such term in Section 3.1(ee). “OrbiMed Designee” shall have the meaning assigned to such term in Section 4.8. “Participation Amount” shall have the meaning assigned to such  term in Section 4.7(c). “Permitted Liens” has the meaning ascribed to such term in the Notes. “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind. “PPSA” means the Personal Property Security Act as in effect in the Province of British Columbia from time to time.

“Pro Rata Share” means, with respect to any Purchaser, such Purchaser’s Commitment divided by (ii) the Total Commitment (as adjusted as appropriate to reflect assignment of rights pursuant to Section 2.4 hereof).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.
“Purchaser” shall have the meaning ascribed to such term in the Preamble. “Purchaser Designee” shall have the meaning ascribed to such term in Section 4.8. “Purchaser Party” shall have the meaning ascribed to such term in Section 4.6. “Regulatory Authority” shall have the meaning ascribed to such term in Section 3.1(dd)(i). “Regulatory Permits” shall have the meaning ascribed to such term in Section 3.1(dd)(ii). “Regulated Product” shall have the meaning ascribed to such term in Section 3.1(dd)(i). “Replacement Designee” shall have the meaning ascribed to such term in Section 4.8. “Reporting Issuer Jurisdictions” means all of the Provinces and Territories of Canada, other than Quebec.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(f).

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 144A” means Rule 144A promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(g).

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” shall have the meaning ascribed to such term in the Preamble.

“Securities Laws” means collectively, and as the context may require, the securities legislation and regulations in force in the Reporting Issuer Jurisdictions and the policies of the Canadian Regulatory Authorities.

“SEDAR” means the System for Electronic Document Analysis and Retrieval.

“Subsequent Closing” shall have the meaning ascribed to such term in Section 2.2.

“Subsequent Financing” shall have the meaning ascribed to such term in Section 4.7(a).

“TD Bank” shall have the meaning ascribed to such term in Section 4.12.

“TPD” shall have the meaning ascribed to such term in Section 3.1(dd)(i).

“Total Commitment” shall have the meaning ascribed to such term in Section 2.1.

“Trading Day” means a day on which the principal Trading Market on which the Common Shares are listed or quoted for trading is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the Toronto Stock Exchange, the TSX Venture Exchange, the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

“Transaction Documents” shall have the meaning ascribed to it in the Notes.

“TSX” means the Toronto Stock Exchange.

“WSGR” means Wilson Sonsini Goodrich & Rosati, Professional Corporation, with offices located at 701 Fifth Avenue, Suite 5100, Seattle, Washington 98104.

ARTICLE II.
PURCHASE AND SALE

2.1 Sale and Issuance of Notes. Subject to the terms and conditions hereof, each Purchaser, severally, but not jointly, agrees to purchase, and the Company agrees to sell and issue to each Purchaser, up to the aggregate principal amount of Notes set forth opposite the respective Purchaser’s signature page to this Agreement (for each Purchaser, its “Commitment”). The aggregate principal amount of all Notes issued hereunder shall not exceed Cdn.$2,000,000 (the “Total Commitment”) and each Purchaser’s obligations to purchase Notes hereunder shall not exceed such Purchaser’s Commitment.

2.2 Closings. The purchase, sale and issuance of the Notes shall take place at one or more closings (each, a “Closing”). At the initial Closing (the “Initial Closing”), the Company shall issue and sell and the Purchasers shall purchase on a joint and several basis, an aggregate of Cdn.$275,000 principal amount of Notes. There may be up to three additional Closings (each, a “Subsequent Closing”) at each of which the Company may, at its option but subject to the conditions set forth herein, issue and sell, and the Purchasers shall purchase on a joint and several basis, an aggregate of Cdn.$575,000 principal amount of Notes.  The Company shall notify each Purchaser (which notice shall be irrevocable) by facsimile or electronic mail (or by telephone, provided that such telephonic notice shall be promptly confirmed in writing, but in any event on or before the following Business Day) on the date that is five (5) Business Days prior to the day on which the applicable Closing is to occur (or such shorter period of time as each Purchaser may agree).  The Purchasers shall be under no obligation to purchase Notes after the Commitment Termination Date.  Unless a Purchaser’s rights are assigned in accordance with Section 2.4, the principal amount of Notes allocated to each Purchaser at each Closing shall equal the product of (a) the principal amount of Notes to be issued and sold at such Closing and (b) such Purchaser’s Pro Rata Share.  Each Closing shall take place at the offices of WSGR or such other location as the parties shall mutually agree, and at each Closing the Company will deliver to each Purchaser the Note, against receipt by the Company of a cash amount equal to the principal amount of such Note.

2.3 Commitment Fee. The Company shall, on the Maturity Date, pay each Purchaser, in accordance with each Purchaser’s Pro Rata Share, a non-refundable commitment fee in an aggregate amount equal to Cdn.$80,000.

2.4 Assignment of Purchase Rights. Notwithstanding any statement in Section 2.1 to the contrary, each Purchaser may assign its right to purchase the Notes to one or more of its Affiliates at any time on or after the date of this Agreement and prior to the Closing Date.  Any assignment of a Purchaser’s purchase rights to one or more of its respective Affiliates shall be conditioned upon such Affiliate or Affiliates becoming a party hereto by executing a counterpart signature page hereto and satisfying the covenants and conditions set forth in Sections 2.5 and 2.6.

2.5 Deliveries.

(a) At or prior to the Initial Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a legal opinion of Company Counsel, substantially in the form attached hereto as Exhibit D;

(iii) a Note in the principal amount equal to such Purchaser’s Pro Rata Share of Cdn.$275,000;

(iv) a certificate executed by the Corporate Controller of the Company on behalf of the Company (A) certifying the satisfaction of the conditions to closing listed in Sections 2.6(b) (ii) and the absence of the occurrence of any Material Adverse Effect since the date hereof and (B) attaching and certifying to the truth and correctness of (1) the Company’s constating documents and (2) the board resolutions adopted in connection with the transactions contemplated by this Agreement;

(v) satisfactory evidence of the good standing of the Company in its jurisdiction of organization and as a foreign corporation in such other jurisdictions as the Purchasers may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions;

(vi) in accordance with the terms of the Security Agreement, the Company shall have delivered to the Collateral Agent appropriate PPSA financing statements filed at the Personal Property Registry (British Columbia) and such other instruments, collateral assignments and other documents to be duly filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement; and

(vii) within six (6) Business Days prior to the Initial Closing, the Company shall have delivered or caused to be delivered to each Purchaser (A) copies of PPSA search results, listing all effective financing statements which name as debtor the Company to perfect an interest in any assets thereof, none of which, except for such financing statements evidencing Permitted Liens or as otherwise agreed in writing by the Purchasers, shall describe any of the Collateral (as defined in the Security Agreement); (B) clear litigation search results covering British Columbia Supreme Court Civil and Bankruptcy registries; (C) clearance certificates from Canada Revenue Agency and Ministry of Finance (British Columbia) regarding all excise tax, corporate income tax, social services tax or equivalent; (D) clear writ of execution search results for each region in which the Company has assets or carries on business; and (E) a verification statement evidencing registration of a financing statement against the Company in favour of the Collateral Agent, in form and substance satisfactory to the Purchasers.

(b) On or prior to the Initial Closing, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Purchaser; and

(ii) an amount in cash equal to the aggregate principal amount of the Note to be issued to such Purchaser by wire transfer to the account as specified in writing by the Company.

2.6 Closing Conditions.

(a) The obligations of the Company hereunder are subject to the following conditions being satisfied as of each Closing:

(i) the accuracy in all material respects on the applicable Closing Date of the representations and warranties of each of the Purchasers contained herein (unless as of a specific date therein);

(ii) the offer and sale of the Notes shall be qualified or exempt from registration or qualification under all applicable U.S. federal and state securities laws and the offer and sale of the Notes shall be exempt from the requirements as to the filing of a prospectus under applicable Securities Laws;

(iii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the applicable Closing Date shall have been performed;

(iv) no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal (U.S. or Canadian), state, provincial or territorial governmental or regulatory authority that would, as of the applicable Closing Date, prevent the issuance or sale of the Notes by the Company; and no injunction or order of any federal
(U.S. or Canadian), state, provincial or territorial court shall have been issued that would, as of the applicable Closing Date, prevent the issuance or sale of the Notes  by the Company; and

(v) the delivery by each Purchaser of the items set forth in Section 2.5(b) of this Agreement.

(b) The obligations of each Purchaser hereunder to purchase Notes is subject to the following conditions being satisfied as of each Closing:

(i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein and the other Transaction Documents (unless as of a specific date therein);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the applicable Closing Date hereby or by the other Transaction Documents shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.5(a) of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(v) no Event of Default or any other event, which with the giving of notice or the passage of time, or both, would constitute an Event of Default has occurred and is continuing or will result from the issuance of Notes at such Closing, and  each Purchaser shall have received a certificate from an authorized officer of the Company on its behalf confirming the foregoing;

(vi) no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal (U.S. or Canadian), state, provincial or territorial governmental or regulatory authority that would, as of the applicable Closing Date, prevent the issuance or sale of the Notes by the Company; and no injunction or order of any federal

(U.S. or Canadian), state, provincial or territorial court shall have been issued that would, as of the applicable Closing Date, prevent the issuance or sale thereof by the Company;

(vii) from the date hereof to the applicable Closing Date, trading in the Common Shares on the Toronto Stock Exchange shall not have been suspended (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the applicable Closing), and, at any time prior to the applicable Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, nor shall a banking moratorium have been declared either by the United States, New York State, Canada, or British Columbia provincial authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to purchase the Notes at the Closing;

(viii) no approval of the Company’s shareholders or of the TSX shall be required in connection with the issuance of the Notes at such Closing, or, if required, such approval shall have been obtained; and

(ix) each Purchaser shall have received such other documents, agreements, instruments or information as each such Purchaser shall reasonably request.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Disclosure Schedule, which Disclosure Schedule shall be deemed a part hereof and shall qualify any representation made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedule, the Company hereby makes the following representations and warranties to each Purchaser:

(a) Subsidiaries. The Company does not, and without the consent of the Purchasers will not until the Company’s obligations with respect to the Notes have been satisfied, own or control, directly or indirectly, any corporation, association or other entity.

(b) Organization and Qualification. The Company is duly incorporated, validly existing and, to the Company’s knowledge, in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is not in violation or default of any of the provisions of its articles or other constating instrument.  The Company is duly qualified to conduct business and, to the Company’s knowledge, is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company (including, without limitation, any violation or termination of, or default or transfer of any Company technology or Intellectual Property Rights outside of the ordinary course of business under any of the agreements listed under Item 19 of the Company’s Annual Report on Form 20-F for the year ended December 31, 2010 (including any amendments, addendums, schedules, purchase orders, consents, waivers, forbearance agreements, or subcontracts with respect thereto)), (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement or the other Transaction Documents (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Capitalization. The Company is authorized to issue an unlimited number of Common Shares of which 38,950,262 Common Shares are outstanding as at the date hereof.  The Company has not issued any Common Shares since July 28, 2010 other than pursuant to the exercise of stock options under the Company’s stock option plan and pursuant to the conversion or exercise of outstanding Common Share Equivalents. Except as has been complied with or waived, no third party has any right of first refusal, pre-emptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement or the other Transaction Documents. Except as set forth in the Disclosure Schedule, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any third party any right to subscribe for or acquire, any common shares, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional Common Shares or Common Share Equivalents.  The issue and sale of the Notes will not obligate the Company to issue Common Shares or other securities to any third party and will not result in a right of any holder of the Company’s securities to adjust the exercise, conversion, exchange or reset price under such securities. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Notes, other than the Required Approvals.  There are no shareholder agreements, voting agreements or other similar agreements with respect to the Company’s share capital to which the Company is a party or, to the knowledge of the Company, any agreement between or among any of the Company’s shareholders relating to the voting securities of the Company.

(d) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection therewith other than in connection with the Required Approvals.  Each of this Agreement and the other Transaction Documents has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(e) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, the issuance and sale of the Notes and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not (i) conflict with or violate any provision of the Company’s articles or other constating instrument, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or

(iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including U.S. federal and state securities laws and regulations and Securities Laws), or by which any property or asset of the Company is bound or affected.

(f) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal (U.S. and Canada), state, provincial, territorial, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, other than: (i) the filings required pursuant to Section 4.3 of this Agreement; (ii) the approval of the TSX; and (iii) such filings as are required to be made under applicable U.S. federal and state securities laws and Securities Laws (collectively, the “Required Approvals”).

(g) SEC Reports and Reporting Issuer Status; Financial Statements. The Company has filed all reports, schedules, forms (other than certain forms required to be filed under Section 16 of the Exchange Act), statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Company has never been an issuer subject to Rule 144(i) under the Securities Act.  The Company is a “reporting issuer” under Securities Laws and is not in default of any requirements under Securities Laws and the Common Shares are listed for trading on the TSX. The Company has filed with the Canadian Regulatory Authorities true and complete copies of all forms, reports, schedules, statements, material change reports, press releases, disclosures relating to options, prospectuses, other offering documents and all other documents required to be filed by it since December 31, 2007, and such forms, reports, schedules, statements and other documents, including any financial statements or other documents, including any schedules included therein (collectively, “Disclosures”), at the time filed, (i) did not contain any misrepresentation or omit or fail to state a material fact that is required to be stated or that is necessary to make such Disclosures not misleading in the light of the circumstances in which they were made and (ii) complied in all material respects with the requirements of applicable Securities Laws. The Company has not filed any confidential material change or similar report with any Canadian Regulatory Authorities which at the date hereof remains confidential. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with generally accepted accounting principles in the United States for periods beginning January 1, 2011 and Canada for all prior periods applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(h) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any of its share capital and (v) other than as disclosed in its SEC Reports, the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.  Except for the issuance of the securities contemplated by this Agreement or as set forth on the Disclosure Schedule, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its business, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(i) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal (U.S. or Canada), state, provincial, territorial, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the other Transaction Documents or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under U.S. federal and state securities laws or Securities Laws or, to the Company’s knowledge, a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission or any state, provincial or territorial securities regulators involving the Company or any current or former director or officer of the Company.

(j) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which would reasonably be expected to result in a Material Adverse Effect.  None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, and the Company is not a party to a collective bargaining agreement, and the Company believe that its relationships with their employees are good.  No executive officer, to the knowledge of the

Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters.  The Company is in compliance in all material respects with all federal (U.S. or Canadian), state, provincial, territorial, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours.

(k) Compliance.  Other than as disclosed in writing to the Purchasers prior to the date hereof, the Company: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any judgment, decree or order of any court, arbitrator or governmental body or (iii) is not and has never been in violation in any material respect of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal (U.S. or Canadian), state, provincial, territorial and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters.  For the avoidance of doubt, other than as disclosed to the Purchasers prior to the date hereof, the Company is not, nor has the Company received notice that it is,  in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under) any of the agreements listed under Item 19 of the Company’s Annual Report on Form 20-F for the year ended December 31, 2010, as amended (including any amendments, addendums, schedules, purchase orders, consents, waivers, forbearance agreements or subcontracts with respect thereto), the violation of any of which could impair the Company’s rights or alter the rights or obligations of any third party, cause any additional fees to be due, give to others any rights of termination, amendment, acceleration or cancellation, remove any forbearance obligations of a third party, cause any antidilution adjustments to be made with respect to any of the Company’s previously issued securities, result in the creation of a Lien on any of the properties or assets of the Company, or require any transfer of any Company technology or Intellectual Property Rights.

(l) Regulatory Permits. Except as disclosed in the SEC Reports, the Company possesses all material certificates, authorizations and permits issued by the appropriate federal (U.S. or Canadian), state, provincial, territorial, local or foreign regulatory authorities (including Environmental Permits) necessary to conduct their respective businesses as described in the SEC Reports (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or, other than in connection with the Company’s ongoing discussions with regulatory and reimbursement counsel,  modification of any Material Permit.

(m) Title to Assets. The Company does not own any real property and have good title in all personal property owned by it that is material to the business of the Company, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and Liens for the payment of federal (U.S. or Canadian), state, provincial, territorial or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company are held by them under valid, subsisting and enforceable leases with which the Company is in compliance.

(n) Patents and Trademarks. The Company has, or has sufficient rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses, clinical and pre-clinical data and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports (collectively, the “Intellectual Property Rights”). All such Intellectual Property Rights will be available for use by Company on substantially identical terms and conditions as immediately subsequent to the Closing.  The Company has not received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two years from the date of this Agreement.  The Company has not received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company has taken all commercially reasonable and desirable actions to maintain and protect each item of the Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties. None of the patents listed on Schedule A to the Security Agreement constitute “Technology” as that term is defined in that License Agreement, dated as of October 9, 2003, by and between the Company and the University of British Columbia. The Company does not use any such Technology in connection with its business.

(o) Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary for similarly situated companies participating in the businesses in which the Company is engaged, including, but not limited to, directors and officers insurance coverage.  The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(p) Transactions with Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of U.S.$120,000 other than for (i) payment of salary or consulting fees for services rendered,
(ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(q) Sarbanes-Oxley; Internal Accounting Controls. The Company is in compliance in all material respects with the applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company has implemented disclosure controls and procedures designed to ensure that material information relating to the Company  is made known to management of the Company by others within those entities, which disclosure controls and procedures are, given the size of the Company and the nature of its business, expected by management to be effective in alerting, on a timely basis, the Company’s management to material information required to be publicly disclosed. There has not been any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.  Since December 31, 2007: (i)  the Company has not received any material written complaint, allegation, assertion or claim, regarding the accounting or auditing practices of the Company or its internal accounting controls, including any complaint, allegation, assertion, or claim that the Company has engaged in questionable accounting or auditing practices; and (ii) no attorney representing the Company, whether or not employed by the Company, has reported evidence of a material violation of Securities Laws, material breach of fiduciary duty or similar violation by the Company or any of their respective officers, directors, employees or agents to the Company’s Board of Directors or any committee thereof or to any director or officer of the Company.

(r) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(r) that may be due in connection with the transactions contemplated by this Agreement.

(s) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Notes, will not be or be an Affiliate of, an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the U.S. Investment Company Act of 1940, as amended.

(t) Registration Rights. No Person has any right to cause the Company to effect the registration under the Securities Act of the offer and sale of any securities of the Company.

(u) Listing and Maintenance Requirements. The Common Shares are registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is reasonably likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  Except as disclosed in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Shares is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(v) Application of Takeover Protections. The Company does not have in place a shareholders rights plan.

(w) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information (except for the Disclosure Schedule which the Company shall file with the Commission as contemplated by Section 4.3 hereof).  The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company.  All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedule to this Agreement, is, when taken as a whole, true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(x) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Notes to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(y) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Notes hereunder, and except as disclosed in the SEC Reports, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The SEC Reports set forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company, or for which the Company has commitments.  For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of U.S.$50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of U.S.$50,000 due under leases required to be capitalized in accordance with GAAP. The Company is not in default with respect to any Indebtedness.

(z) Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company

(i) has made or filed all federal (U.S. or Canadian), state, provincial and territorial income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and

(iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(aa) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or
(iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any provision of the Corruption of Foreign Public Officials Act (Canada).

(bb) Accountants. Ernst & Young LLP is the Company’s accounting firm.  To the knowledge and belief of the Company, such accounting firm (i) is an independent registered chartered accounting firm as required by the Exchange Act, (ii) is an independent auditor as required by Securities Laws, and (iii) has expressed its opinion with respect to the financial statements included in the Company’s Annual Report on Form 20-F for the year ended December 31, 2010.

(cc) Acknowledgment Regarding Purchasers’ Purchase of Notes. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Purchasers’ purchase of the Notes.  The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated herein and therein by the Company and its representatives.

(dd) FDA and TPD.

(i) Compliance. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) or Health Canada, or any corresponding foreign or state regulatory authority (each, a “Regulatory Authority”), that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company (each such product, a “Regulated Product”), such Regulated Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance in all material respects with all applicable laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, pre-market approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, establishment registration, quotas, labeling, advertising, record keeping and filing of reports, including without limitation the Federal Food, Drug and Cosmetic Act, as amended, and the regulations promulgated thereunder (“FDCA”) and Therapeutics Products Directorate (the “TPD”) of the Health Products and Food Branch of Health Canada under the Food and Drugs Act, as amended and the regulations thereunder (the “Food and Drugs Act”). There is no pending, completed or, to the Company’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company, and the Company has not received any notice, warning letter or other communication from any Regulatory Authority, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Regulated Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Regulated Product, (iii) imposes a clinical hold on any clinical investigation by the Company, (iv) enjoins production at any facility of the Company,
(v) enters or proposes to enter into a consent decree of permanent injunction or corporate integrity agreement with the Company, or (vi) otherwise alleges any material violation of any laws, rules or regulations by the Company or. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of each applicable Regulatory Authority.  Except as set forth in Section 3.1(dd) of the Disclosure Schedule, the Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company. The Company has not been informed by the TPD that the TPD will prohibit the marketing, sale, license or use in the Canada of any product proposed to be developed, produced or marketed by the Company nor has the TPD expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.  Except as set forth in Section 3.1(dd) of the Disclosure Schedule, the Company has not been informed by any Regulatory Authority that such Regulatory Authority will prohibit the marketing, sale, license or use in the relevant territory of any Regulated Product proposed to be developed, produced or marketed by the Company nor has such Regulatory Authority expressed any concern as to approving or clearing for marketing any Regulated Product being developed or proposed to be developed by the Company.

(ii) Regulatory Permits. The Company has all licenses, clearances, approvals, permits, registrations, and listings required by any Regulatory Authority (collectively, “Regulatory Permits”) to conduct their businesses and operations and have complied in all material respects with all covenants and conditions of all Regulatory Permits.  All of the Regulatory Permits are in full force and effect.  No circumstances exist which could cause any Regulatory Permit to be revoked, modified, or rendered non-renewable.

(iii) Clinical Trials. All pre-clinical and clinical trials being conducted by or on behalf of the Company that have been, or are reasonably expected to be, submitted to any Regulatory Authority in connection with any Regulatory Permit, are being or have been conducted in compliance in all material respects with the required experimental protocols, procedures and controls pursuant to applicable laws, rules and regulations.  The Company owns all rights, title and interest in and to any and all data resulting from such pre-clinical and clinical trials

(ee) Sanctions. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or controlled Affiliate of the Company is currently subject to any
(i) U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or (ii) any Canadian sanctions under any of the United Nations Act (Canada), the Special Economic Measures Act (Canada) or the Export and Import Permits Act (Canada).

(ff) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(gg) Money Laundering. The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the applicable regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(hh) Environmental Matters.

(i) Condition of Property. As of the Closing, except in compliance with Environmental Laws and in a manner that could not reasonably be expected to subject the Company to liability, no Hazardous Materials are present on or at any Business Facility currently owned, operated, occupied, controlled or leased by the Company or were present on any other Business Facility at the time it ceased to be owned, operated, occupied, controlled or leased by the Company. There are no underground storage tanks, asbestos which is friable or likely to become friable or PCBs present on any Business Facility currently owned, operated, occupied, controlled or leased by the Company or as a consequence of the acts of the Company or its agents.

(ii) Hazardous Materials Activities. The Company has conducted all operations and Hazardous Materials Activities relating to their businesses in compliance in all material respects, at all times, with all applicable Environmental Laws and Environmental Permits. The Hazardous Materials Activities of the Company prior to the Closing have not resulted in the exposure of any person to a Hazardous Material in a manner which has caused or could reasonably be expected to cause an adverse health effect to any such person.

(iii) Permits. The Company has all Environmental Permits required to conduct their businesses and operations and have complied in all material respects with all covenants and conditions of all Environmental Permits which are or have been in force with respect to their operations and Hazardous Materials Activities. No circumstances exist which could cause any Environmental Permit to be revoked, modified, or rendered non-renewable.

(iv) Environmental Liabilities. The Company is not aware of any fact or circumstance, which could result in any environmental liability which could reasonably be expected to adversely affect the business or financial status of the Company. The Company has not entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other party with respect to liabilities arising out of Environmental Laws or the Hazardous Materials Activities of the Company.

(v) Reports and Records. The Company has delivered to Purchaser or made available for inspection by Purchaser and its agents, representatives and employees copies of all material records in the possession of the Company concerning Environmental Laws and their Hazardous Materials Activities, and the Company has delivered true copies of all environmental audits, reports, documents, records, and any environmental assessments of any Business Facility conducted at the request of, or otherwise in the possession or power of the Company.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of each Closing Date (unless as of a specific date therein in which case such representation and warranty is made as of such date) to the Company as follows:

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser.  This Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute a valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except:
(i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
(b) Purchaser Status. At the time such Purchaser was offered the Notes, it was, and as of the date hereof it is, respectively, (i) an “accredited investor” as defined in Rule 501 under the Securities Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act and (ii) an “accredited investor” as defined in the Canadian Securities Administrators’ National Instrument 45-106 Prospectus and Registration Exemptions.  Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.
(c) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the

Notes and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Notes and, at the present time, is able to afford a complete loss of such investment.

(d) Residence. Such Purchaser is not resident in British Columbia.

(e) No Registration. Such Purchaser understands that the offer and sale of the Notes has not been registered under the Securities Act or any applicable state securities laws, and that the offer and sale of the Notes is being made in reliance on an exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein or otherwise made pursuant hereto.  Such Purchaser acknowledges that the sale of the Notes has not been qualified for distribution under the securities legislation of any province or other Canadian jurisdiction, by way of prospectus or otherwise, and that the Purchaser is purchasing the Notes pursuant to exemptions or orders contained in or issued under Securities Laws and the Purchaser will not have the right to most of the civil remedies established by Securities Laws.

(f) Investment Intent. Such Purchaser is acquiring the Notes for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  Such Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Notes.

(g) No General Solicitation or General Advertising. Such Purchaser acknowledges that it is not purchasing the Notes as a result of any “general solicitation” or “general advertising”, as those terms are used in Regulation D under the Securities Act including, without limitation, advertisements, articles, notices and other communications published in any newspaper, magazine or similar media or broadcast over television, radio or the internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(h) Legends. Such Purchaser understands and agrees that the Notes shall bear the following legends (in additional to any legend required by applicable U.S. federal and state securities laws or Securities Laws):

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THIS NOTE MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(i) Source of Funds. To the Purchaser’s knowledge, none of the funds used for the purchase of the Notes (A) will represent proceeds of crime for the purposes of the Money Laundering Laws, (B) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the U.S. or any other jurisdiction, or (C) are being tendered on behalf of a person or entity who has not been identified to the Purchaser.  The Purchaser will promptly notify the Company if the Purchaser discovers that any of the foregoing representations contained in this Section 3.2(i) ceases to be true, and will provide the Company with appropriate information in connection therewith.

(j) Purchasing as Principal. Such Purchaser is subscribing for the Notes as principal for its own account and not for the benefit of any other Person.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Furnishing of Information. So long as any of the Notes  shall, at any time, constitute “restricted securities” within the meaning of Rule 144(a)(3), upon written request, the Company shall (regardless of whether the Company is at such time subject to Sections 13 or 15(d) of the Exchange Act) provide to any holder, beneficial owner or prospective purchaser of such securities, the information required to be delivered pursuant to Rule 144A(d)(4) to facilitate the resale of such securities pursuant to Rule 144A.  Until the time that no Purchaser owns Notes, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act or the Securities Laws.  Until such time that no Purchaser owns Notes, the Company shall prepare and furnish to the Purchasers (i) copies of documents or reports, if any, that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act and (ii) the reports required to be provided to the Purchasers pursuant to the Securities Laws and will deliver such reports to the Purchasers in accordance with the Securities Laws. Any such document or report that the Company files with the Commission through the Commission’s EDGAR system or SEDAR, as applicable, shall be deemed furnished to the Purchasers for purposes of this Section 4.1 at the time such documents are filed or furnished via the Commission’s EDGAR system or SEDAR, as applicable. Delivery of the documents or reports to the Purchasers is for informational purposes only, and the Purchasers’ receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Purchasers are entitled to conclusively rely exclusively on the certificate delivered pursuant to Section 2.5(a)(iv)).

4.2 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Notes for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.3 Securities Laws Disclosure; Publicity. The Company shall by 8:30 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby.  The Company shall furnish a Report of Foreign Private Issuer on Form 6-K, which includes such press release and this Agreement (including the Disclosure Schedule) as exhibits thereto as soon as reasonably possible.  From and after the furnishing of such Report of Foreign Private Issuer on Form 6-K, the Company shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company, or any of its officers, directors, employees or agents in connection with the transactions contemplated by this Agreement.  The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

4.4 Shareholder Rights Plan. The Company shall not adopt any shareholder rights plan until after March 31, 2012 and any such shareholder rights plan shall not have retrospective application.  For greater certainty, the Company is not obligated to adopt a shareholder rights plan after the date of the final Closing.

4.5 Use of Proceeds. The Company shall use the net proceeds from the sale of the Notes for general corporate and working capital purposes and shall not use such proceeds in violation of any applicable laws.

4.6 Indemnification of Purchasers. Subject to the provisions of this Section 4.6, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in the Transaction Documents or (b) any action instituted against a Purchaser in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants thereunder or any agreements or understandings such Purchaser may have with any such shareholder or any violations by such Purchaser of state or
U.S. federal securities laws or Securities Laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Purchaser Party under any Transaction Document (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in the Transaction Documents. The indemnification required by this Section 4.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others, and any liabilities the Company may be subject to pursuant to law.  Notwithstanding anything to the contrary contained in this Section 4.6, if at any time a Purchaser Party shall have requested that the Company reimburse the Purchaser Party for fees and expenses of counsel as contemplated by this Section 4.6, the Company shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Company of such request and (ii) the Company shall not have reimbursed the Purchaser Party in accordance with such request prior to the date of such settlement.

4.7 Participation in Post-Closing Financings.

(a) From the Closing until the date that is the 24-month anniversary of such date, upon any issuance by the Company or any of its subsidiaries of securities for cash consideration, Indebtedness or a combination of units thereof (each such financing, a “Subsequent Financing”), each Purchaser shall have the right to participate in up to an amount of the Subsequent Financing so as to maintain such Purchaser’s relative ownership interest in the Company on the same terms, conditions and price provided for in the Subsequent Financing.

(b) At least fifteen (15) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (“Financing Notice”), which Financing Notice shall set forth the material terms of the Subsequent Financing, including the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(c) Any Purchaser desiring to participate in such Subsequent Financing must provide written notice (the “Election Notice”) to the Company by not later than 5:30 p.m. (New York City time) on the tenth (10) Trading Day after all of the Purchasers have received the Financing Notice that the Purchaser is willing to participate in the Subsequent Financing, the amount of the Purchaser’s participation (the “Participation Amount”), and representing and warranting that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in the  Financing Notice. If the Company does not receive an Election Notice from a Purchaser as of such tenth (10) Trading Day, such Purchaser shall be deemed to have notified the Company that it elects not to participate in such Subsequent Financing.

(d) The Company must provide the Purchasers with a second Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.7, if the Subsequent Financing subject to the initial Financing Notice is not consummated for any reason on the terms set forth in such Financing Notice within 30 Trading Days after the date of the initial Financing Notice.

(e) Notwithstanding the foregoing, this Section 4.7 shall not apply in respect of an Exempt Issuance.

4.8 Appointment of Directors. The Company covenants and agrees that, it shall, promptly after the Initial Closing and notice by the Purchasers, cause to be appointed to the Board of Directors an individual designated by the Purchasers (any such individual, the “Purchaser Designee”). In addition, the Company covenants and agrees that, provided the Purchasers and their Affiliates hold not less than 5,800,000 Common Shares, it shall include the Purchaser Designee on management’s slate of nominees for election to the Board of Directors of the Company at the next ensuing, and each subsequent, annual general meeting of the Company; provided, however, that any vacancies created by the death, resignation or removal of the Purchaser Designee shall be promptly filled by the Board of Directors upon receipt of instructions from the Purchasers (the “Replacement Designee” and together with the Purchaser Designee, the “OrbiMed Designee”). Such Replacement Designee shall serve until the Company’s next ensuing annual general meeting and, at such meeting and each subsequent, annual general meeting of the Company, shall be included on management’s slate of nominees for election to the Board of Directors.  The parties agree that the Company’s obligations in connection with this Section 4.8 are subject to the OrbiMed Designee meeting the qualification requirements of the Business Corporations Act (British Columbia), and of the Toronto Stock Exchange and delivering to the Company all documents required pursuant thereto, including a personal information form.  All rights and obligations provide herein are in addition to any other rights and obligations between the parties, and this Agreement shall not amend, repeal or otherwise modify in any manner any prior agreement or understanding between the parties that would adversely affect the rights of the Purchasers or their Affiliates with respect to the subject matter hereof.

4.9 Board Committees and Size of Board. The Company covenants and agrees that, so long as the Purchasers and their Affiliates hold not less than 5,800,000 Common Shares,
(i) the number of positions on the Board of Directors shall not be increased above eight (8) without the consent of the OrbiMed Designee and any other directors designated by the Purchasers or their Affiliates.

4.10 Dividends, Distributions, Etc. From the date hereof until March 31, 2012, the Company shall not declare or pay dividends or distribute Common Shares, its evidences of indebtedness or its other assets or property (including cash, rights, options or warrants to acquire Common Shares or other securities) to any of its shareholders, publicly announce or consummate any “spin-off” transaction, or take any similar action.  Notwithstanding the foregoing sentence, the Company is permitted to distribute Common Shares from the date hereof until March 31, 2012 if such distribution is an issuance described in clause (a) or (f) of the definition of Exempt Issuance herein.

4.11 Additional Acknowledgements of Purchaser. Each Purchaser acknowledges and agrees that:

(a) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Notes;
(b) there is no government or other insurance covering such securities;

(c) there are risks associated with the purchase of such securities;
(d) there are restrictions on the Purchaser’s ability to resell such securities and it is the responsibility of the Purchaser to find out what those restrictions are and to comply with them before selling such securities; and

(e) the Company has advised the Purchaser that it is relying on an exemption from the requirements to provide the Purchaser with a prospectus and to sell the Notes through a person registered to sell securities under the Securities Act (British Columbia) and, as a consequence of acquiring the Notes pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (British Columbia), including statutory rights of rescission or damages, will not be available to the Purchaser.

4.12 Accounts. The Company represents, warrants, covenants and agrees that an aggregate of U.S.$88,054.88 is deposited in the accounts with Bank of America identified in Schedule B to the Security Agreement (the “BofA Accounts”) and it shall, as soon as possible and in any event prior to November 24, 2011, cause such cash to be deposited in another account identified in Schedule B to the Security Agreement and close the BofA Accounts.  The Company shall use its best efforts to cause a nationally-recognized financial institution to enter into a control agreement with the Company and the Collateral Agent (as defined in the Security Agreement) in form and substance reasonably acceptable to the Purchasers as soon as possible following the Initial Closing. Except to the extent that the Company is required to maintain balances in account(s) established at The Toronto –Dominion Bank (“TD Bank”) pursuant to that Letter of Credit Indemnity Agreement, dated as of April 30, 2007, by and between TD Bank and the Company, as soon as possible following the execution of such control agreement, the Company shall cause all of its cash and securities to be deposited in the account(s) that are the subject of such control agreement.

ARTICLE V.
MISCELLANEOUS

5.1 Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Notes), a register for the Notes in which the Company shall record the name and address of the Person in whose name the Notes have been issued (including the name and address of each transferee) and the principal amount of Notes held by such Person.  The Company shall keep the register open and available at all times during business hours for inspection of any Purchaser or its legal representatives.

5.2 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations to purchase Notes hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, upon the occurrence of an Event of Default; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).  This Agreement will automatically terminate when the Purchasers or any of their respective successors and permitted assigns no longer hold any of the Notes , except as set forth in Section 4.7, 5.3, 5.4, and 5.6 through 5.21, each of which shall survive the termination of this Agreement.

5.3 Fees and Expenses. Except as expressly set forth in the Transaction Documents, the Company will be responsible for all expenses related to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, including without limitation, all fees and disbursements of its legal counsel, fees and disbursements of its accountants and auditors, printing costs, translation fees, filing fees and all reasonable fees and disbursements of legal counsel to the Purchasers, reasonable out-of-pocket expenses incurred by the Purchasers and transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Notes  to the Purchasers. The Company shall pay all transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Notes to the Purchasers.

5.4 Entire Agreement. This Agreement and the other Transaction Documents, together with the exhibits and schedules hereto and thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.5 Acknowledgments of the Purchasers. Each Purchaser acknowledges that this Agreement, the other Transaction Documents and the schedules hereto and thereto require it to provide certain personal information to the Company.  Such information is being collected by the Company for the purposes of completing the sale of the Notes, which includes, without limitation, determining such Purchaser’s eligibility to purchase the Notes under the securities laws applicable in the United States and Canada and other applicable securities laws, preparing and registering certificates representing the Notes and completing filings required by any stock exchange or securities regulatory authority. Such Purchaser’s personal information may be disclosed by the Company to: (a) stock exchanges or securities regulatory authorities, (b) the Canada Revenue Agency, and (c) any of the other parties involved in the sale of the Notes, including legal counsel and may be included in record books in connection with the sale of the Notes.  By executing this Agreement, such Purchaser is deemed to be consenting to the foregoing collection, use and disclosure of its personal information.  Such Purchaser also consents to the filing of copies or originals of any of its documents as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby.  Such Purchaser has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of each disclosed principal.  The Company may establish and maintain a file of such Purchaser’s personal information for the purposes set out above, which will be accessible at 1781 - 75th Avenue W., Vancouver, BC, V6P 6P2 Canada.  Authorized employees and agents of the Company will have access to such Purchaser’s personal information.  Such Purchaser may request access to, or correction of, his or her personal information in the Company’s possession by writing to the foregoing address, to the attention of the Chief Executive Officer.

5.6 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second
(2) Trading Day following the date of mailing, if sent by U.S. or Canadian nationally recognized overnight courier service and (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.7 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.8 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Notes  provided that: (i) such transferee agrees in writing to be bound, with respect to the transferred securities, by the provisions of this Agreement that apply to the “Purchasers”; and (ii) the rights set forth in Sections 4.6, 4.7, 4.8 and 4.9 are assignable and transferable only to an Affiliate of such Purchaser.

5.10 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Sections 4.6 and 4.8.

5.11 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Washington, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then, in addition to the obligations of the Company under Section 4.6, the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.12 Survival. The representations, warranties, and the provisions set forth in Articles 4 and 5 contained herein and the other Transaction Documents shall survive the final Closing and the delivery of the Notes.

5.13 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.14 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.15 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in this Agreement or the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option pursuant to this Agreement or the Transaction Documents and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.16 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance hereunder and under the other Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.17 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to this Agreement or the other Transaction Documents or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state, provincial, territorial or federal (U.S. or Canadian) law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.18 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement and the other Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser hereunder or thereunder. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company has elected to provide all Purchasers with the same terms and this Agreement for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.19 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.  In addition, each and every reference to share prices and Common Shares in this Agreement shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Shares that occur after the date of this Agreement.

5.21 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5.22 ENFORCEABILITY OF ORAL AGREEMENTS. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

RESPONSE BIOMEDICAL CORP.

By: (signed) Lewis ShusterName:  Lewis Shuster Title:  Director

With a copy to (which shall not constitute notice):

Borden Ladner Gervais LLP 1200 Waterfront Centre 200 Burrard Street
P.O. Box 48600 Vancouver, BC V7X 1T2 CANADA Attn: Warren Learmonth Fax: (604) 622-5866 Address for Notice: Response Biomedical Corp. 1781 - 75th Avenue W. Vancouver, BC V6P 6P2 CANADA Attn: Chief Executive Officer  Fax: 604-456-6066

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[PURCHASER SIGNATURE PAGES TO NOTE PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Note Purchase Agreement to be duly executed by its respective authorized signatories as of the date first indicated above.

Name of Purchaser: OrbiMed Private Investments III, LP By: OrbiMed Capital GP III LLC, General Partner By: OrbiMed Advisors LLC, Managing Member By: Carl Gordon, Member Signature of Authorized Signatory of Purchaser: (signed) Carl Gordon Email Address of Authorized Signatory:  gordonc@orbimed.com Facsimile Number of Authorized Signatory:  (212) 739-6444 Address for Notice of Purchaser: OrbiMed Private Investments III, LP
c/o OrbiMed Advisors, LLC Attn: Carl L. Gordon 767 Third Avenue, 30th Floor New York, NY 10017

Commitment: Cdn.$1,247,948.36 EIN Number:  [PROVIDE THIS UNDER SEPARATE COVER]

[SIGNATURE PAGES CONTINUE] [PURCHASER SIGNATURE PAGES TO NOTE PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Note Purchase Agreement to be duly executed by its respective authorized signatories as of the date first indicated above.

Name of Purchaser: OrbiMed Asia Partners, L.P. By: OrbiMed Asia GP, L.P., General Partner By: OrbiMed Advisors Limited, General Partner By: Carl Gordon, Director Signature of Authorized Signatory of Purchaser: (signed) Carl Gordon Email Address of Authorized Signatory:  gordonc@orbimed.com Facsimile Number of Authorized Signatory:  (212) 739-6444 Address for Notice of Purchaser: OrbiMed Asia Partners, L.P.
c/o OrbiMed Advisors, LLC Attn: Carl L. Gordon 767 Third Avenue, 30th Floor New York, NY 10017

Commitment: Cdn.$740,171.00 EIN Number:  [PROVIDE THIS UNDER SEPARATE COVER]

[SIGNATURE PAGES CONTINUE] [PURCHASER SIGNATURE PAGES TO NOTE PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Note Purchase Agreement to be duly executed by its respective authorized signatories as of the date first indicated above.

Name of Purchaser:  OrbiMed Associates III, LP By: OrbiMed Advisors LLC, General Partner By: Carl Gordon, Member Signature of Authorized Signatory of Purchaser: (signed) Carl Gordon Email Address of Authorized Signatory:  gordonc@orbimed.com Facsimile Number of Authorized Signatory:  (212) 739-6444 Address for Notice of Purchaser: OrbiMed Associates III, LP
c/o OrbiMed Advisors, LLC Attn: Carl L. Gordon 767 Third Avenue, 30th Floor New York, NY 10017

Commitment: Cdn.$11,880.64 EIN Number:  [PROVIDE THIS UNDER SEPARATE COVER]

EXHIBIT A

Form of Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.  THE ISSUER OF THIS NOTE MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

RESPONSE BIOMEDICAL CORP.

SECURED PROMISSORY NOTE

Cdn.$[__] [__], 2011

FOR VALUE RECEIVED, Response Biomedical Corp., a corporation continued under the laws of the Province of British Columbia (the “Company”) promises to pay to [__] (“Investor”), or its registered assigns, in lawful money of Canada the principal sum of [__] Dollars ($[__]), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Secured Promissory Note (this “Note”) on the unpaid principal balance at a rate equal to 4.5% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days.  All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earliest of
(i) March 31, 2012, (ii) when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable by Investor or made automatically due and payable, in each case, in accordance with the terms hereof, and (iii) the expiry date of a Qualified Rights Offering (the earliest such date to occur being the “Maturity Date”).  This Note is one of the “Notes” issued pursuant to the Purchase Agreement.

THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY A SECURITY AGREEMENT (THE “SECURITY AGREEMENT”) DATED AS OF THE DATE HEREOF AND EXECUTED BY THE COMPANY FOR THE BENEFIT OF INVESTOR, OTHER INVESTORS NAMED THEREIN AND COLLATERAL AGENT (AS DEFINED THEREIN).  ADDITIONAL RIGHTS OF INVESTOR ARE SET FORTH IN THE SECURITY AGREEMENT.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1. Payments.

a. Interest. Subject to Section 1(c) and Section 3, accrued interest on this Note shall be payable at maturity.

b. Voluntary Prepayment. This Note may not be prepaid without the prior written consent of Investor.

c. Mandatory Prepayment.  In the event of a Change of Control, the outstanding principal amount of this Note, plus all accrued and unpaid interest shall be due and payable immediately prior to the closing of such Change of Control, together with a premium equal to 10% of the outstanding principal amount to be prepaid.

2. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Transaction Documents:

a. Failure to Pay. The Company shall fail to pay (i) when due any principal payment on the due date therefor or (ii) any interest payment or other payment required under the terms of this Note or any other Transaction Document on the date due and such payment shall not have been made within five Business Days of the Company’s failure to pay; or

b. Breaches of Covenants.  The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or the other Transaction Documents (other than those specified in Section 2(a)) and such failure shall continue for five Business Days after the Company’s receipt of written notice to the Company of such failure; or

c. Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to Investor in writing in connection with this Note or any of the other Transaction Documents, or as an inducement to Investor to enter into this Note and the other Transaction Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

d. Other Payment Obligations. The Company shall either (i) fail to pay, when due, or within any applicable grace period, any payment in respect of any Indebtedness in excess of Cdn.$250,000, individually or in the aggregate, due to any third party, other than, with respect to unsecured Indebtedness only, payments contested by the Company in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP, or otherwise be in breach or violation of any agreement for monies owed or owing in respect of any Indebtedness in an amount in excess of Cdn.$250,000, individually or in the aggregate, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company, which default or event of default would or is likely to have a material adverse effect, either individually or in the aggregate, a material adverse effect on the business, condition (financial or otherwise), properties, assets, liabilities (contingent or otherwise), capital, cash flow, operations, or results of operations or prospects of the Company and its Subsidiaries, on a consolidated basis; or

e. Voluntary Bankruptcy or Insolvency Proceedings.  The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated,

(v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

f. Involuntary Bankruptcy or Insolvency Proceedings.  Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its Subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 45 days of commencement; or

g. Material Adverse Change. The Company experiences any Material Adverse Change; or

h. Rights Offering. Any inquiry, investigation (whether formal or informal) or other proceeding is commenced, any order is issued by a governmental authority pursuant to applicable laws or there is any change in law in relation to the Company or any of its Subsidiaries, or in relation to any of the directors or officers of the Company, any of which ceases or materially delays or suspends a Qualified Rights Offering, if commenced, provided that it is agreed that the ordinary course review of the prospectus and related documents in connection with a Qualified Rights Offering by a securities regulatory authority shall not constitute an “Event of Default” hereunder; or

i. Judgments. A final judgment or order for the payment of money (individually or together with any other judgments or orders) aggregating in excess of Cdn.$250,000 (exclusive of amounts covered by insurance) shall be rendered against the Company and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of the Company or any of its Subsidiaries, if any and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within 30 days after issue or levy.

3. Rights of Investor upon Default. Upon the occurrence of any Event of Default (other than an Event of Default described in Sections 2(e) or 2(f)) and at any time thereafter during the continuance of such Event of Default, Investor may by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding.  Upon the occurrence of any Event of Default described in Sections 2(e) and 2(f), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding.  In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Investor may exercise any other right power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

4. Rights of Set-Off.

a. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of such rights, (i) upon the occurrence and during the continuance of any Event of Default, Investor is hereby authorized at any time and (ii) at the Maturity Date, the Investor is hereby authorized to offset and to appropriate and apply any and all balances held by it at any of its offices for the account of the Company (regardless of whether such balances are then due to the Company) and any other properties or assets at any time held or owing by Investor to or for the credit or for the account of the Company against and on account of any of the Obligations that are not paid when due or are payable on the Maturity Date.

b. At any time after the date of this Note, where:

i. the Company makes an offering of any of its securities; and

ii. the Investor subscribes for any such securities offered,

then, in satisfaction of the amounts owing by the Investor to the Company arising from or in connection with such subscription (the “Subscription Price”), either the Investor or the Company may elect to offset the Subscription Price, in whole or in part, against any unpaid principal, any unpaid and accrued interest and any other amounts payable hereunder then owing under this Note or the Purchase Agreement, and the Subscription Price and such amount then owing under this Note or the Purchase Agreement shall be satisfied to the extent of such offset.  For purposes of the foregoing, and notwithstanding anything contrary in this Note or the Transaction Documents, such amount then outstanding under this Note or the Purchase Agreement, or any portion thereof, offset against the Subscription Price shall be deemed to have been due and payable on the date of such subscription by the Investor.

5. Covenants.

a. Statement of Officers as to Default. The Company shall deliver to Investor as soon as possible and in any event within one Business Day after the Company becomes aware of the occurrence of any Default or Event of Default, an certificate of an executive officer of the Company setting forth the details of such Default or Event of Default and the action which the Company is taking or proposes to take in respect thereof.

b. Existence. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to Investor.

c. Further Instruments and Acts. Upon request of Investor, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to give effect to this Note and the other Transaction Documents.

d. Ranking. The Notes will constitute senior secured general obligations of the Company ranking equally with other senior secured Indebtedness of the Company and ranking senior in right of payment to all other Indebtedness of the Company that is expressly subordinated in right of payment to the Notes.

e. Compliance with Law. The Company and each of its Subsidiaries shall comply with all applicable statutes, rules, regulations, standards, guidelines, policies and orders administered or issued by any governmental authority having jurisdiction over it or its business, except where the failure to comply would not reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the business, condition (financial or otherwise), properties, assets, liabilities (contingent or otherwise), capital, cash flow, operations, or results of operations or prospects of the Company and its Subsidiaries, on a consolidated basis. Without limiting the generality of the foregoing, the Company and each of its Subsidiaries shall comply in all material respects with all public health laws and their implementation by any applicable governmental authority and all lawful requests of any governmental authority applicable to such Person’s products. All products developed, manufactured, tested, distributed or marketed by or on behalf of the Company or any of its Subsidiaries that are subject to the jurisdiction of the Canadian Food Inspection Agency, the U.S. Food and Drug Administration or comparable governmental authority shall be developed, tested, manufactured, distributed and marketed in compliance with the public health laws and all other requirements of law, including, without limitation, product approval or premarket notification, good manufacturing practices, labeling, advertising, record-keeping, and adverse event reporting, and have been and are being tested, investigated, distributed, marketed, and sold in compliance with the public health laws and all other requirements of law, in each case except where the failure to comply would not reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the business, condition (financial or otherwise), properties, assets, liabilities (contingent or otherwise), capital, cash flow, operations, or results of operations or prospects of the Company and its Subsidiaries, on a consolidated basis. For the avoidance of doubt, so long as the Company is actively working to remedy the deficiencies in the Company’s internal control over financial reporting and disclosure controls and procedures identified in its Amended and Restated Annual Report on Form 20-F filed with the U.S. Securities and Exchange Commission on November 9, 2011, it shall not be considered in breach of this Section 5(e).

f. Incurrence of Indebtedness. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness other than (i) the Indebtedness evidenced by the Notes and (ii) Permitted Indebtedness.

g. Existence of Liens. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts, intellectual property and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.

h. Transactions with Affiliates. Other than a Qualified Rights Offering and transactions involving any Investor or any of its affiliates, the Company shall not, and shall not permit any of its

Subsidiaries to, directly or indirectly enter into or permit to exist any transaction with any Affiliate of the Company or any of its Subsidiaries except for transactions that are (i) in the ordinary course of business and (ii) upon fair and reasonable terms that are no more favorable to such Affiliate than would be obtained in an arm’s length transaction; provided, however, that transactions exclusively between the Company and its Subsidiaries or between the Company’s Subsidiaries do not need to satisfy the preceding clause (ii).  As used in this Section 5(h) and Section 5(k), “Affiliate” shall mean, with respect to the Company or any Subsidiary thereof, (A) each person that, directly or indirectly, owns or controls 5.0% or more of the shares, stock or membership interests having ordinary voting power in the election of directors or managers of the Company or such Subsidiary, and (B) each person that controls, is controlled by or is under common control with the Company or such Subsidiary.

i. Restricted Payments. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Permitted Indebtedness (other than the Notes), whether by way of payment in respect of principal of (or premium, if any) or interest on such Indebtedness, if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing; provided that notwithstanding the foregoing, no principal (or any portion thereof) of any subordinated Indebtedness may be paid (whether upon maturity, redemption, acceleration or otherwise) so long as this Note is outstanding.

j. Restriction on Redemption and Cash Dividends. So long as this Note is outstanding, the Company shall not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on its shares or securities without the prior express written consent of Investor, except for repurchases of shares or securities pursuant to arrangements entered into in connection with grants of equity compensation under any equity incentive plan in effect as of the date of the original issuance of this Note and any securities held by Investor or its affiliates.

k. Investments. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (i) acquire or own, or make any loan, advance or capital contribution (an “Investment”), (ii) acquire or create any Subsidiary, or (iii) engage in any joint venture or partnership with any other person or entity, other than: (A) Investments existing on the date hereof and set forth in Section 3.1(y) of the Disclosure Schedule, (B) Investments in cash and cash equivalents, (C) loans or advances to employees of the Company or any of its Subsidiaries to finance travel, entertainment and relocation expenses and other ordinary business purposes in the ordinary course of business as presently conducted; provided that the aggregate outstanding principal amount of all loans and advances permitted pursuant to this subclause (C) shall not exceed Cdn.$250,000 at any time; (D) Investments (including debt obligations) received pursuant to an order of the court in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers;

(E) Investments consisting of credit extended to customers who are not Affiliates, in the ordinary course of business and on payment terms customary for the industry and regions in which the Company operates (which payment terms shall not in any event exceed 90 days from the date of invoice), (F) Investments consisting of promissory notes received from employees, officers or directors (so long as no cash is advanced by the Company in connection therewith) to finance the purchase of equity securities of the Company pursuant to employee share purchase plan agreements approved by the Board of Directors; and
(G) other Investments in an aggregate amount not to exceed Cdn.$250,000 at any time (collectively, the “Permitted Investments”).
l. Reports and Delivery of Certain Information.  So long as the Note shall, at any time, constitute a “restricted security” within the meaning of Rule 144(a)(3) promulgated under the Securities Act, the Company shall upon written request (regardless of whether the Company is at such time subject to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) provide to any holder, beneficial owner or prospective purchaser of such securities, the information required to be delivered pursuant to Rule 144A(d)(4) promulgated under the Securities Act to facilitate the resale of such securities pursuant to Rule 144A promulgated under the Securities Act.

6. Definitions. As used in this Note, the following capitalized terms have the following meanings:

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or Canada or any day on which banking institutions in the State of New York or the Province of British Columbia are authorized or required by law or other governmental action to close.

“Change of Control” shall mean (i)  any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) other than any Investor or affiliates thereof, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Directors, (ii) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

“Default” means an Event of Default or any event that is or with the passage of time or the giving of notice or both would become an Event of Default.

“Disclosure Schedule” means the disclosure schedule of the Company attached as Exhibit C to the Purchase Agreement.

 “Event of Default” has the meaning given in Section 2 hereof.

“GAAP” has the meaning given in the Purchase Agreement.

“Indebtedness” of any Person means, without duplication: (i) all indebtedness for borrowed money; (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with generally accepted accounting principles (other than trade payables, expense accruals and deferred compensation arrangements entered into in the ordinary course of business); (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments; (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness provided that, any obligations for which recourse is limited to an identified asset or assets of such Person shall be equal to the lesser of (x) the amount of such Indebtedness or
(y) the fair market value of such asset or assets; (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease; (vii) all indebtedness referred to in clauses (i) through (vi) above to the extent secured by (or to the extent that the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness; and (viii) all contingent obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

“Insolvency Legislation” means legislation in any applicable jurisdiction relating to reorganization, arrangement, compromise or re-adjustment of debt, dissolution or winding-up, or any similar legislation, and specifically includes for greater certainty the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and the Winding-Up and Restructuring Act (Canada) and the Bankruptcy Code (United States).

“Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

“Investors” shall mean the investors that have purchased Notes.

“Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance.

“Material Adverse Change” means any change, development, event or occurrence with respect to the business, condition (financial or otherwise), properties, assets, liabilities (contingent or otherwise), capital, cash flow, operations, or results of operations or prospects of the Company and its Subsidiaries, on a consolidated basis, that is, or would reasonably be expected to be, material and adverse to the Company and its Subsidiaries, on a consolidated basis.

“Notes” shall mean the secured promissory notes issued pursuant to the Note Purchase Agreement.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising before or after the commencement of a proceeding under any Insolvency Legislation, as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Permitted Indebtedness” means (i) Indebtedness listed in Section 3.1(y) of the Disclosure Schedule; (ii) other Indebtedness approved in writing by Investor; (iii) Permitted Subordinated Indebtedness;
(iv) the Notes issued pursuant to the Purchase Agreement; (v) Indebtedness to finance the purchase price of personal property, provided that such Indebtedness does not exceed the lesser of the cost and fair market value of such property financed with such Indebtedness and does not exceed Cdn.$250,000 in the aggregate outstanding at any time; (vi) Indebtedness of the Company to any Subsidiary of the Company and Indebtedness of any Subsidiary of the Company to the Company or any other such Subsidiary; (vii) Indebtedness in respect of taxes and other governmental charges incurred in the ordinary course of business and which are not due or are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided for in accordance with GAAP; (viii) Indebtedness resulting from the endorsement of negotiable instruments in the ordinary course of business; (ix) letters of credit, and reimbursement obligations in respect thereof, in support of trade debt or statutory obligations and lease or similar obligations incurred in the ordinary course of business and reimbursement obligations in respect thereof; (x) Indebtedness incurred in the ordinary course of business of the Company and its Subsidiaries, in respect of performance bonds, bid bonds, appeal bonds, completion bonds, surety bonds, completion guarantees and similar obligations; and (xi) Indebtedness of a Person that becomes a Subsidiary, which Indebtedness existed at the time such Person became a Subsidiary and was not incurred in contemplation of such Person becoming a Subsidiary.

“Permitted Liens” means (i) Liens listed in Section 3.1(m) of the Disclosure Schedule;
(ii) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (iii) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings; (iv) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return of money bonds and other similar obligations, incurred in the ordinary course of business, whether pursuant to statutory requirements, common law or consensual arrangements; and (v) Liens in favor of the Collateral Agent.

“Permitted Subordinated Indebtedness” means unsecured Indebtedness incurred by the Company or any of its Subsidiaries that is made expressly subordinate in right of payment to the Indebtedness evidenced by the Notes, as reflected in a written agreement reasonably acceptable to Investor (which Indebtedness does not provide at any time for (i) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until 91 days after the Maturity Date or later and (ii) total interest and fees at a rate in excess of the interest rate hereunder).

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Purchase Agreement” shall mean the Note Purchase Agreement, dated as of the date hereof (as amended, modified or supplemented), by and among the Company and the Purchasers (as defined in the Purchase Agreement) party thereto.

“Qualified Rights Offering” shall mean an offering in which (i) the Company distributes to each shareholder for no consideration and on the basis of one right for each common share already held, subscription rights to purchase common shares and warrants to purchase common shares of the Company and
(ii) with respect to which any Investor and/or one or more of its affiliates has entered into a standby commitment purchase agreement to purchase such securities with an aggregate subscription price no less than the aggregate principal amount of the Notes issued pursuant to the Purchase Agreement together with accrued and unpaid interest thereon.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means a corporation, a majority of the outstanding voting shares of which is owned, directly or indirectly, by the Company, or by one or more Subsidiaries of the Company and, as used in this definition, “voting shares” means shares of a class or classes ordinarily entitled to vote for the election of a majority of the directors of a corporation irrespective of whether or not shares of any other class or classes shall have or might have the right to vote for directors by reason of the happening of any contingency, whether or not such contingency shall have happened.

“Trading Day” means a day on which the Toronto Stock Exchange, (or if the common shares of the Company are not listed on that exchange, such other stock exchange or quotation system on which such shares may then be listed, traded or quoted, as applicable), is open for business.

“Transaction Documents” shall mean this Note, each of the other Notes, the Purchase Agreement and the Security Agreement.

7. Miscellaneous.

a. Successors and Assigns; Transfer of this Note.

i. Subject to the restrictions on transfer described in this Section 7(a), the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

ii. With respect to any offer, sale or other disposition of this Note, Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor’s counsel reasonably satisfactory to the Company, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any Canadian, provincial, U.S. federal or state law then in effect).  Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence reasonably satisfactory to the Company, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company.  If a determination has been made pursuant to this Section 7(a) that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Investor promptly after such determination has been made.  Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act.  The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.  Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Purchase Agreement.  Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

iii. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Investor.

b. Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Investor.

c. Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Purchase Agreement, or at such other address or facsimile number as the Company shall have furnished to Investor in writing.  All such notices and communications will be deemed effectively given on the earliest of: (i) the date of transmission, if such notice or communication is delivered via facsimile prior to 5:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second (2) Trading Day following the date of mailing, if sent by U.S. or Canadian nationally-recognized overnight courier service and (iv) upon actual receipt by the party to whom such notice is required to be given.

d. Pari Passu Notes.  Investor acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes.  If Investor receives payments in excess of its pro rata share of the Company’s payments to Investors of all of the Notes, then Investor shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

e. Payment.  Subject to Section 4 hereof, payment shall be made in lawful tender of Canada.

f. Default Rate; Usury. During any period in which an Event of Default has occurred and is continuing, the Company shall pay interest on the unpaid principal balance hereof at a rate per annum equal to the rate otherwise applicable hereunder plus five percent (5%).  If any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate as set out in the Criminal Code (Canada), the Interest Act (Canada) or any successor or similar legislation or other laws of Canada or the United States, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

g. Expenses; Waivers.  If action is instituted to collect this Note, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action.  The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

h. Governing Law.  This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Washington, without regard to the conflicts of law provisions of the State of Washington, or of any other state.

i. Waiver of Jury Trial; Judicial Reference. By acceptance of this Note, Investor hereby agrees and the Company hereby agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note or any of the Transaction Documents.

j. Counterparts.  This Note may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Note.

k. Enforceability of Oral Agreements.  ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

(Signature Page Follows)

The Company has caused this Note to be issued as of the date first written above.

RESPONSE BIOMEDICAL CORP.

By: Name: Lewis Shuster Title: Director

 EXHIBIT B

Form of Security Agreement

SECURITY AGREEMENT

This Security Agreement (as amended, modified or otherwise supplemented from time to time, this “Security Agreement”), dated as of November 22, 2011, is executed by Response Biomedical Corp., a corporation continued under the laws of British Columbia (together with its successors and assigns, “Company”), in favor of Collateral Agent (as herein defined) on behalf of the Investors listed on the signature pages hereof.

RECITALS

A. Company and the Investors have entered into a Note Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Company has issued promissory notes, dated as of the date hereof in an aggregate principal amount of Cdn.$275,000, and has authorized the further issuance of promissory notes in an aggregate principal amount of up to Cdn.$1,725,000 (as amended, modified or otherwise supplemented from time to time, (each a “Note” and collectively, the “Notes”) in favor of the Investors.

B. In order to induce each Investor to extend the credit evidenced by the Notes, Company has agreed to enter into this Security Agreement and to grant Collateral Agent, for the benefit of itself and the Investors, the security interest in the Collateral described below.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company hereby agrees with

Collateral Agent and the Investors as follows:

1. Definitions and Interpretation. When used in this Security Agreement, the following terms have the following respective meanings:

“Collateral” has the meaning given to that term in Section 2 hereof.

“Obligations” means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Company to Collateral Agent and the Investors or any of them of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Notes and the other Transaction Documents or any of them, including, all interest, fees, charges, expenses, legal costs (calculated on a full indemnity basis on a solicitor and client basis) and accountants’ fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising before or after the commencement of a proceeding under any Insolvency Legislation, as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Receiver” has the meaning given to that term in Section 9 hereof.

“PPSA” means the Personal Property Security Act as in effect in the Province of British Columbia from time to time.

All capitalized terms not otherwise defined herein shall have the respective meanings given in the Notes. Unless otherwise defined herein or therein, all terms defined in the PPSA have the respective meanings given to those terms in the PPSA.

2.
Grant of Security Interest. As security for the Obligations, Company hereby pledges to Collateral Agent and grants to Collateral Agent a security interest of first priority in all present and after-acquired personal property of the Company including, without limitation, all right, title and interests of Company in and to the property described in Attachment 1 hereto, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”).

3.
General Representations and Warranties. Company represents and warrants to Collateral Agent and the Investors that (a) Company is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time Company acquires rights in the Collateral, will be the owner thereof) and that no other Person has (or, in the case of after-acquired Collateral, at the time Company acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens; (b) upon the filing of PPSA financing statements at the Personal Property Registry (British Columbia) and any other registry or filing offices required to perfect the security interest in the Collateral created by this Security Agreement, Collateral Agent has (or in the case of after-acquired Collateral, at the time Company acquires rights therein, will have) a first priority perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing, except for Permitted Liens; (c) all Inventory has been (or, in the case of hereafter produced Inventory, will be) produced in compliance with applicable laws; (d) all accounts receivable and payment intangibles are genuine and enforceable against the party obligated to pay the same; (e) the originals of all documents evidencing all accounts receivable and payment intangibles of Company and the only original books of account and records of Company relating thereto are, and will continue to be, kept at the chief executive office of Company set forth on Schedule B or at such other locations as Company may establish in accordance with Section 5(d), and all information set forth in Schedules A and B hereto is true and correct.

4.
Representations and Warranties regarding Intellectual Property. Company represents and warrants to Collateral Agent and the Investors that: (a) Company does not own any patents, trademarks, copyrights or mask works registered in, or the subject of pending applications in, the Canadian Intellectual Property Office or any similar offices or agencies in Canada or in any other country or any political subdivision thereof, other than those described on Schedule A hereto; (b) Company has, except for Permitted Liens, the sole, full and unencumbered right, title and interest in and to the trademarks shown on Schedule A and the goods and services covered by the registrations thereof and, to the extent registered, such registrations are valid and enforceable and in full force and effect; (c) Company has, except for Permitted Liens, the sole, full and unencumbered right, title and interest in and to each of the patents shown on Schedule A and the registrations thereof are valid and enforceable and in full force and effect; (d) Company has, except for Permitted Liens, the sole, full and unencumbered right, title and interest in and to each of the copyrights shown on Schedule A and according to the records of the Canadian Intellectual Property Office, each of said copyrights is valid and enforceable and in full force and effect; (e)  Company has, except for Permitted Liens, the sole, full and unencumbered right, title and interest in and to the mask works shown on Schedule A and according to the records of the Canadian Intellectual Property Office, each of said mask works is valid and enforceable and in full force and effect; (f) there is no claim by any third party that any patents, trademarks, copyrights or mask works are invalid and unenforceable or do or may violate the rights of any Person; (g) all licenses (other than non-exclusive licenses to end-users) of patents, trademarks, copyrights, mask works and trade secrets which Company has granted to any Person are set forth in Schedule A hereto; (h) all licenses of patents, trademarks, copyrights, mask works and trade secrets which any Person has granted to Company are set forth on Schedule A hereto; (i) Company has obtained from each employee who may be considered the inventor of patentable inventions (invented within the scope of such employee's employment) an assignment to Company of all rights to such inventions, including patents; and (j) Company has taken all reasonable steps necessary to protect the secrecy and the validity under applicable law of all material trade secrets.

5. Covenants Relating to Collateral. Company hereby agrees (a) to perform all acts that may be necessary to maintain, preserve, protect and perfect the Collateral, the Lien granted to Collateral Agent therein and the perfection and priority of such Lien, except for Permitted Liens;

(b) not to use or permit any Collateral to be used (i) in violation in any material respect of any applicable law, rule or regulation, or (ii) in violation of any policy of insurance covering the Collateral; (c) to pay promptly when due all taxes and other governmental charges, all Liens and all other charges now or hereafter imposed upon or affecting any Collateral; (d) without 30 days' written notice to Collateral Agent, (i) not to change Company's name or place of business (or, if Company has more than one place of business, its chief executive office), or the office in which Company's records relating to accounts receivable and payment intangibles are kept, (ii) not to change Company’s jurisdiction of incorporation, (iii) not to keep Collateral consisting of chattel paper at any location other than its chief executive office set forth in item 1 of Schedule B hereto, and (iv) not to keep Collateral consisting of equipment or inventory at any location other than the locations set forth in item 4 of Schedule B hereto, (e) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary or appropriate by Collateral Agent to perfect, maintain and protect its Lien hereunder and the priority thereof and to deliver promptly to Collateral Agent all originals of Collateral consisting of instruments; (f) to appear in and defend any action or proceeding which may affect its title to or Collateral Agent's interest in the Collateral; (g) if Collateral Agent gives value to enable Company to acquire rights in or the use of any Collateral, to use such value for such purpose; (h) to keep separate, accurate and complete records of the Collateral and to provide Collateral Agent with such records and such other reports and information relating to the Collateral as Collateral Agent may reasonably request from time to time; (i) not to surrender or lose possession of (other than to Collateral Agent), sell, encumber, lease, rent, or otherwise dispose of or transfer any Collateral or right or interest therein, and to keep the Collateral free of all Liens except Permitted Liens; provided that Company may sell, lease, transfer, license or otherwise dispose of any of the Collateral in the ordinary course of business consisting of (i) the sale of inventory, (ii) sales of worn-out or obsolete equipment, and (iii) non-exclusive licenses and similar arrangements for the use of the property of Company; (j) if requested by Collateral Agent, to type, print or stamp conspicuously on the face of all original copies of all Collateral consisting of chattel paper a legend satisfactory to Collateral Agent indicating that such chattel paper is subject to the security interest granted hereby; (k) to collect, enforce and receive delivery of the accounts receivable and payment intangibles in accordance with past practice until otherwise notified by Collateral Agent; (l) to comply with all material requirements of law relating to the production, possession, operation, maintenance and control of the Collateral; and (m) to permit Collateral Agent and its representatives the right, at any time during normal business hours, upon reasonable prior notice, to visit and inspect the properties of Company and its corporate, financial and operating records, and make abstracts therefrom, and to discuss Company’s affairs, finances and accounts with its directors, officers and independent public accountants.

6. Covenants Regarding Intellectual Property. Company hereby agrees:

a. Company will perform all acts and execute all documents, including notices of security interest for each relevant type of intellectual property in forms suitable for filing with the Canadian Intellectual Property Office or any similar offices or agencies in Canada or in any other country or any political subdivision thereof, that may be necessary or desirable to record, maintain, preserve, protect and perfect Collateral Agent's interest in the Collateral, the Lien granted to Collateral Agent in the Collateral and the first priority of such Lien;

b. Except to the extent that Collateral Agent gives its prior written consent:

i. Company (either itself or through licensees) will continue to use its material trademarks in connection with each and every trademark class of goods or services applicable to its current line of products or services as reflected in its current catalogs, brochures, price lists or similar materials in order to maintain such trademarks in full force and effect free from any claim of abandonment for nonuse, and Company will not (and will not permit any licensee thereof to) do any act or knowingly omit to do any act whereby any material trademark may become invalidated;

ii. Company will not do any act or omit to do any act whereby any material patent registrations may become abandoned or dedicated to the public domain or the remedies available against potential infringers weakened and shall notify Collateral Agent immediately if it knows of any reason or has reason to know that any material patent registration may become abandoned or dedicated; and

iii. Company will not do any act or omit to do any act whereby any material copyrights or mask works may become abandoned or dedicated to the public domain or the remedies available against potential infringers weakened and shall notify Collateral Agent immediately if it knows of any reason or has reason to know that any material copyright or mask work may become abandoned or dedicated to the public domain.

c. Company will promptly (and in any event within five days) notify Collateral Agent upon the filing, either by Company or through any agent, employee, licensee or designee, of

(i) an application for the registration of any patent or trademark, with the Canadian Intellectual Property Office or any similar offices or agencies in Canada or in any other country or any political subdivision thereof, (ii) any assignment of any patent or trademark, which Company may acquire from a third party, with the Canadian Intellectual Property Office or any similar offices or agencies in Canada or in any other country or any political subdivision thereof, or (iii) any assignment of any copyright or mask work, which Company may acquire from a third party, with the Canadian Intellectual Property Office or any similar offices or agencies in Canada or in any other country or any political subdivision thereof. Upon the request of Collateral Agent, Company shall execute and deliver any and all agreements, instruments, documents and papers as Collateral Agent may request to evidence Collateral Agent's security interest in such patent, trademark (and the goodwill and general intangibles of Company relating thereto or represented thereby), copyright or mask work, and Company authorizes Collateral Agent to amend an original counterpart of the applicable notice of security interest executed pursuant to Section 6(a) of this Security Agreement without first obtaining Company’s approval of or signature to such amendment and to record such document with the Canadian Intellectual Property Office or any similar offices or agencies in Canada or in any other country or any political subdivision thereof, as applicable;

d. While any Obligations remain outstanding, Company shall not register or cause to be registered with the Canadian Intellectual Property Office any copyright registrations with respect to any proprietary software of Company or any other property that is subject to registration with the Canadian Intellectual Property Office; provided, that Company may register or cause to be registered such proprietary software or other property of Company with the Canadian Intellectual Property Office if (i) such copyright registration is made in connection with the enforcement against third parties of Company’s rights with respect to such proprietary software or other property and (ii) Company provides Collateral Agent five Business Days prior notice of such copyright registration. While any Obligations remain outstanding, Company shall file or cause to be filed with the Canadian Intellectual Property Office a copyright application with respect to any major revisions or upgrades to any proprietary software that has previously been registered by Company with the Canadian Intellectual Property Office.  Company shall file for such registration within 30 days from such major revision or upgrade and shall notify Collateral Agent in writing five Business Days prior to such filing.

e. Company will take all necessary steps in any proceeding before the Canadian Intellectual Property Office or any similar offices or agencies in Canada or in any other country or any political subdivision thereof, to diligently prosecute or maintain, as applicable, each application and registration of the patents, trademarks, copyrights and mask works, including filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings (except to the extent that dedication, abandonment or invalidation is permitted hereunder);

f. Company shall (i) use proper statutory notice in connection with its use of the patents, trademarks, copyrights and mask works, (ii) maintain consistent standards of quality in its manufacture of products sold under the trademarks or provision of services in connection with the trademarks, and (iii) take all steps necessary to protect the secrecy and the validity under applicable law of all material trade secrets;

g. Company agrees that if it learns of any use by any Person of any term or design likely to cause confusion with any trademark, Company shall promptly notify Collateral Agent of such use and of all steps taken and to be taken to remedy any infringement of any trademark; and

h. Company shall maintain with each employee who may have access to the trade secrets of Company an agreement by which such employee agrees not to disclose such trade secrets and with each employee who may be the inventor of patentable inventions (invented within the scope of such employee's employment) an invention assignment agreement requiring such employee to assign all rights to such inventions, including patents and patent applications, to Company and further requiring such employee to cooperate fully with Company, its successors in interest, including Collateral Agent, and their counsel, in the prosecution of any patent application or in any litigation involving the invention, whether such cooperation is required during such employee's employment with Company or after the termination of such employment.

7. Authorized Action by Collateral Agent. Company hereby irrevocably appoints Collateral Agent as its attorney-in-fact (which appointment is coupled with an interest) and agrees that Collateral Agent may perform (but Collateral Agent shall not be obligated to and shall incur no liability to Company or any third party for failure so to do) any act which Company is obligated by this Security Agreement to perform, and to exercise such rights and powers as Company might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral;
(d) insure, process and preserve the Collateral; (e) pay any indebtedness of Company relating to the Collateral; and (f) file PPSA financing statements and financing change statements and execute other documents, instruments and agreements required hereunder; provided, however, that Collateral Agent shall not exercise any such powers granted pursuant to subsections (a) through (e) prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default.  Company agrees to reimburse Collateral Agent upon demand for any reasonable costs and expenses, including legal costs (calculated on a full indemnity basis on a solicitor and client basis), Collateral Agent may incur while acting as Company's attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations.  It is further agreed and understood between the parties hereto that such care as Collateral Agent gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Collateral Agent's possession; provided, however, that Collateral Agent shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Collateral.

8. Litigation and Other Proceedings.

a. Company shall have the right and obligation to commence and diligently prosecute such suits, proceedings or other actions for infringement or other damage, or reexamination or reissue proceedings, or opposition or cancellation proceedings as are reasonable to protect any of the patents, trademarks, copyrights, mask works or trade secrets.  No such suit, proceeding or other actions shall be settled or voluntarily dismissed, nor shall any party be released or excused of any claims of or liability for infringement, without the prior written consent of Collateral Agent, which consent shall not be unreasonably withheld.
b. Upon the occurrence and during the continuation of an Event of Default, Collateral Agent shall have the right but not the obligation to bring suit or institute proceedings in the name of Company or Collateral Agent to enforce any rights in the Collateral, including any license thereunder, in which event Company shall at the request of Collateral Agent do any and all lawful acts and execute any and all documents reasonably required by Collateral Agent in aid of such enforcement.  If Collateral Agent elects not to bring suit to enforce any right under the Collateral, including any license thereunder, Company agrees to use all reasonable measures, whether by suit, proceeding or other action, to cause to cease any infringement of any right under the Collateral by any Person and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing necessary to prevent such infringement.

9. Default and Remedies.

a. Default. Company shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of an Event of Default (as defined in the Notes).

b. Remedies. Upon the occurrence and during the continuance of any such Event of Default, Collateral Agent shall have the rights of a secured creditor under the PPSA, all rights granted by this Security Agreement and by law, including the right to:  (a) require Company to assemble the Collateral and make it available to Collateral Agent and the Investors at a place to be designated by Collateral Agent and the Investors; (b) prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent Collateral Agent and the Investors deem appropriate.  Company hereby agrees that 10 days' notice of any intended sale or disposition of any Collateral is reasonable; and (c) appoint by instrument a receiver, receiver and manager or receiver manager (the person so appointed being hereinafter called the “Receiver”) of the Collateral, with or without bond as the Collateral Agent may determine, and from time to time in its absolute discretion remove such Receiver and appoint another in its stead. In furtherance of Collateral Agent's rights hereunder, Company hereby grants to

Collateral Agent an irrevocable, non-exclusive license, exercisable without royalty or other payment by Collateral Agent, and only in connection with the exercise of remedies hereunder, to use, license or sublicense any patent, trademark, trade name, copyright or other intellectual property in which Company now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored.

c. Application of Collateral Proceeds. The proceeds and avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Collateral Agent at the time of, or received by Collateral Agent after, the occurrence of an Event of Default) shall be paid to and applied as follows:

i. First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and legal costs (calculated on a full indemnity basis on a solicitor and client basis), incurred or made hereunder by Collateral Agent;

ii. Second, to the payment to each Investor of the amount then owing or unpaid on such Investor’s Note, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon such Note, then its Pro Rata Share of the amount remaining to be distributed (to be applied first to accrued interest and second to outstanding principal);

iii. Third, to the payment of other amounts then payable to each Investor under any of the Transaction Documents, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid under such Transaction Documents, then its Pro Rata Share of the amount remaining to be distributed; and

iv. Fourth, to the payment of the surplus, if any, to Company, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

For purposes of this Security Agreement, the term “Pro Rata Share” shall mean, when calculating a Investor’s portion of any distribution or amount, that distribution or amount (expressed as a percentage) equal to a fraction (i) the numerator of which is the original outstanding principal amount of such Investor’s Note and (ii) the denominator of which is the original aggregate outstanding principal amount of all Notes issued under the Purchase Agreement.  In the event that a Investor receives payments or distributions in excess of its Pro Rata Share, then such Investor shall hold in trust all such excess payments or distributions for the benefit of the other Investors and shall pay such amounts held in trust to such other Investors upon demand by such Investors.

10. Collateral Agent.

Appointment. The Investors hereby appoint OrbiMed Advisors LLC as collateral agent for the Investors under this Security Agreement (in such capacity, the “Collateral Agent”) to serve from the date hereof until the termination of the Security Agreement.

Powers and Duties of Collateral Agent, Indemnity by Investors.

Each Investor hereby irrevocably authorizes the Collateral Agent to take such action and to exercise such powers hereunder as provided herein or as requested in writing by the Investors holding more than 50% of the aggregate outstanding principal amount of the Notes in accordance with the terms hereof, together with such powers as are reasonably incidental thereto. Collateral Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to request and act in reliance upon the advise of counsel concerning all matters pertaining to its duties hereunder and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance therewith.

Neither the Collateral Agent nor any of its directors, officers or employees shall be liable or responsible to any Investor or to Company for any action taken or omitted to be taken by Collateral Agent or any other such person hereunder or under any related agreement, instrument or document, except in the case of gross negligence or willful misconduct on the part of the Collateral Agent, nor shall the Collateral Agent or any of its directors, officers or employees be liable or responsible for (i) the validity, effectiveness, sufficiency, enforceability or enforcement of the Notes, this Security Agreement or any instrument or document delivered hereunder or relating hereto; (ii) the title of Company to any of the Collateral or the freedom of any of the Collateral from any prior or other liens or security interests; (iii) the determination, verification or enforcement of Company’s compliance with any of the terms and conditions of this Security Agreement; (iv) the failure by Company to deliver any instrument  or document required to be delivered pursuant to the terms hereof; or (v) the receipt, disbursement, waiver, extension or other handling of payments or proceeds made or received with respect to the collateral, the servicing of the Collateral or the enforcement or the collection of any amounts owing with respect to the Collateral.

In the case of this Security Agreement and the transactions contemplated hereby and any related document relating to any of the Collateral, each of the Investors agrees to pay to the Collateral Agent, on demand, its Pro Rata Share of all fees and all expenses incurred in connection with the operation and enforcement of this Security Agreement, the Notes or any related agreement to the extent that such fees or expenses have not been paid by Company.  In the case of this Security Agreement  and each instrument and document relating to any of the Collateral, each of the Investors and the Company hereby agrees to hold the Collateral Agent harmless, and to indemnify the Collateral Agent from and against any and all loss, damage, expense or liability which may be incurred by the Collateral Agent under this Security Agreement and the transactions contemplated hereby and any related agreement or other instrument or document, as the case may be, unless such liability shall be caused by the willful misconduct or gross negligence of the Collateral Agent.

11. Miscellaneous.

a. Tax Payments. Company shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Security Agreement. Upon request by Collateral Agent, Company shall furnish evidence satisfactory to Collateral Agent that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

b. Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Company or Collateral Agent under this Security Agreement shall be in writing and faxed, mailed or delivered to each party to the facsimile number or its address set forth below (or to such other facsimile number or address as the recipient of any notice shall have notified the other in writing).  All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the Business Day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service or Canada Post, as applicable, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt.

Collateral Agent:	OrbiMed Advisors LLC 767 Third Avenue, 30th Floor New York, NY 10017 Attn: Carl L. Gordon Facsimile: 212-739-6444

with a copy to:	Wilson Sonsini Goodrich & Rosati, P.C. 701 Fifth Avenue, Suite 5100 Seattle, WA 98104-7036 Attn: Michael Nordtvedt Telephone: 206-883-2500 Facsimile: 206-883-2699

Company:	Response Biomedical Corp. 1781 - 75th Avenue W. Vancouver, BC V6P 6P2 CANADA Attn: Chief Executive Officer Facsimile: (604) 456-6066

with a copy to:	Borden Ladner Gervais LLP 1200 Waterfront Centre 200 Burrard Street P.O. Box 48600 Vancouver, BC V7X 1T2 CANADA Attn: Warren Learmonth Facsimile: (604) 622-5866

c. Termination of Security Interest.  Upon the payment in full of all Obligations, the security interest granted herein shall terminate and all rights to the Collateral shall revert to Company.  Upon such termination Collateral Agent hereby authorizes Company to file any PPSA discharge or termination statements necessary to effect such termination and Collateral Agent will, at Company’s expense, execute and deliver to Company any additional documents or instruments as Company shall reasonably request to evidence such termination.

d. Nonwaiver. No failure or delay on Collateral Agent's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

e. Amendments and Waivers. This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Company and Collateral Agent. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

f. Assignments. This Security Agreement shall be binding upon and enure to the benefit of Collateral Agent and Company and their respective successors and assigns; provided, however, that Company may not sell, assign or delegate rights and obligations hereunder without the prior written consent of Collateral Agent.

g. Cumulative Rights, etc. The rights, powers and remedies of Collateral Agent under this Security Agreement shall be in addition to all rights, powers and remedies given to Collateral Agent by virtue of any applicable law, rule or regulation of any governmental authority, any Transaction Document or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Collateral Agent’s rights hereunder. Company waives any right to require Collateral Agent to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in Collateral Agent's power.

h. Payments Free of Taxes, Etc. All payments made by Company under the Transaction Documents shall be made by Company free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings.  In addition, Company shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Security Agreement. Upon request by Collateral Agent, Company shall furnish evidence satisfactory to Collateral Agent that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

i. Partial Invalidity. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

j. Expenses. Company shall pay on demand all reasonable fees and expenses, including reasonable legal costs (calculated on a full indemnity basis on a solicitor and client basis), incurred by Collateral Agent in connection with custody, preservation or sale of, or other realization on, any of the Collateral or the enforcement or attempt to enforce any of the Obligations which is not performed as and when required by this Security Agreement.

k. Construction. Each of this Security Agreement and the other Transaction Documents is the result of negotiations among, and has been reviewed by, Company, Investors, Collateral Agent and their respective counsel.  Accordingly, this Security Agreement and the other Transaction Documents shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Company, Investors or Collateral Agent.

l. Entire Agreement. This Security Agreement taken together with the other Transaction Documents constitute and contain the entire agreement of Company, Investors and Collateral Agent and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

m. Other Interpretive Provisions.   References in this Security Agreement and each of the other Transaction Documents to any document, instrument or agreement (a) includes all exhibits, schedules and other attachments thereto, (b) includes all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time.  The words "hereof," "herein" and "hereunder" and words of similar import when used in this Security Agreement or any other Transaction Document refer to this Security Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Security Agreement or such other Transaction Document, as the case may be.  The words "include" and "including" and words of similar import when used in this Security Agreement or any other Transaction Document shall not be construed to be limiting or exclusive.

n. Governing Law. This Security Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein without reference to conflicts of law rules (except to the extent governed by the PPSA).

o. Counterparts and Fax/Electronic Copies. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

p. Waiver and Receipt. Company waives receipt of any financing statement, financing change statement or verification statement applicable to the registration or perfection of this Security Agreement or the security interest created by this Security Agreement.  Company acknowledges receipt of a copy of this Security Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, Company has caused this Security Agreement to be executed as of the day and year first above written.

RESPONSE BIOMEDICAL CORP.

By: Name:  Title:
AGREED:

ORBIMED ADVISORS LLC
As Collateral Agent

By: Name: Carl Gordon Title: Member

INVESTORS:

ORBIMED PRIVATE INVESTMENTS III, LP
By: OrbiMed Capital GP III LLC, General Partner By: OrbiMed Advisors LLC, Managing Member

By: __________________________________ Name: Carl Gordon Title: Member

ORBIMED ASIA PARTNERS, L.P.
By: OrbiMed Asia GP, L.P., General Partner By: OrbiMed Advisors Limited, General Partner

By: __________________________________ Name: Carl Gordon Title: Member

ORBIMED ASSOCIATES III, LP
By: OrbiMed Advisors LLC, General Partner

By: __________________________________ Name: Carl Gordon Title: Member

ATTACHMENT 1 TO SECURITY AGREEMENT
All right, title, interest, claims and demands of Company in and to the following property:

All Accounts;

All Chattel Paper;

All Documents of Title;

All Equipment;

All Goods including Fixtures;

All Instruments;

All Intangibles

All Intellectual Property;

All Inventory;

All Investment Property;

All Money

To the extent not otherwise included, all Proceeds and products of any and all of the foregoing, and all accessions to, substitutions and replacements for, and rents and profits of each of the foregoing.

The term “Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by Company, including inventions, designs, patents (whether registered or unregistered), copyrights (whether registered or unregistered), trademarks (whether registered or unregistered), trade secrets, domain names, confidential or proprietary technical and business information, know-how, methods, processes, drawings, specifications or other data or information and all memoranda, notes and records with respect to any research and development, software and databases and all embodiments or fixations thereof whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

All capitalized terms used in this Attachment 1 and not otherwise defined herein, shall have the respective meanings given to such terms in the Personal Property Security Act of the Province of British Columbia as in effect from time to time.

SCHEDULE A TO SECURITY AGREEMENT

COPYRIGHTS
Description Registration Date Registration No. NIL NIL NIL

PATENTS AND INDUSTRIAL DESIGNS Canada

Title	Date Issued			Patent No.
United States of America
Compensation For Non-	Application Date: January 4, 2000			Application No.: 09/477,103
Specific Signals In Quantitative Immunoassays	Publication 003	Date:	January 21,	Publication No.: 6,509,196
Sensitive	Issue Date: February 13, 2007			Patent No. 7175992
Immunochromatographic
Assay
Sensitive	Issue Date: April 6, 2010			Patent No.: 7691595
Immunochromatographic
Assay
Immunoassay Employing Two-	Issue Date: February 9, 2010			Patent No.: 7659086
Step Internal Calibration
Reaction
Comparative Multiple Analyte	Issue Date: January 25, 2011			Patent No.: 7875433
Assay
Reader Housing	Application Date: March 29, 2007			Application No.: 29/285,426
	Publication Date: March 23, 2010			Publication No.: D612,514
Controller Housing	Application Date: March 29, 2007			Application No.: 29/285,432
	Publication Date: March 23, 2010			Publication No.: D612,503

Sensitive Immunochromatographic Assay

Immunoassay Reader

Controller for Biochemical Analyzer

European Patent Convention

Sensitive Immunochromatographic Assay

Reader Housing

Controller Housing

Japan

Sensitive Immunochromatographic Assay Application Date: April 10, 2003

Publication Date: September 13, 2011

Application Date: September 27, 2007

Publication Date: October 20, 2008

Application Date: September 27, 2007

Publication Date: October 29, 2008

Issue Date: March 31, 2010

Application Date: September 28, 2007

Publication Date: December 6, 2007

Application Date: September 28, 2007

Publication Date: December 6, 2007

Application Date: April 10, 2003

Publication Date: June 18, 2010 Application No.: 2480833 Publication No.: 2480833

Application No.: 122479 Publication No.: 122479

Application No.: 122478 Publication No.: 122478

Patent No. 1493029

Application No.: 0008019720001

Publication No.: 0008019720001

Application No.: 0008019640001

Publication No.: 0008019640001

Application No.: 2003584715 Publication No.: 4532121

Reader Housing	Application Date: October 1, 2007	Application No.: 2007026710
	Publication Date: April 18, 2008	Publication No.: 1330874
Australia
Reader Housing	Application Date: September 27,	Application No.: 199662007
2007
Publication No.: 317587
Publication Date: January 16,
2008
Controller Housing	Application Date: September 27,	Application No.: 1999672007
2007
Publication No.: 317588
Publication Date: January 16,
2008
France
Sensitive	Application Date: April 10, 2003	Application No.: 3711770.2
Immunochromatographic
Assay
	Publication Date: March 31, 2010	Publication No.: 1493029
Multiple Analyte Immunoassay	Application Date: December 11,	Application No.: 7867698.8
2007
	Publication Date: October 20,	Publication No.: 2095124
2010
United Kingdom
Sensitive	Application Date: April 10, 2003	Application No.: 3711770.2
Immunochromatographic
Assay
	Publication Date: March 31, 2010	Publication No.: 60331899.1
08
Multiple Analyte Immunoassay	Application Date: December 11,	Application No.: 7867698.8
2007
	Publication Date: October 20,	Publication No.: 2095124

Germany

Multiple Analyte Immunoassay

Sensitive Immunochromatographic Assay

Title

European Patent Convention

Comparative Multiple Analyte Assay

Patent Cooperation Treaty

Sensitive Immunochromatographic Assay

Modular Assay Reader System And Apparatus 2010

Application Date:  December 11, 2007

Publication Date: October 20, 2010

Application Date: April 10, 2003

Publication Date: March 31, 2010

PATENT APPLICATIONS

 Application Date

Application Date: February 15, 2008

Publication Date: December 16, 2009

Application Date: April 10, 2003

Publication Date: October 23, 2003

Application Date: March 19, 2008 Publication Date: October 9, 2008 Application No.: 7867698.8

Publication No.: 602007010032.1-08

Application No.: 3711770.2

Publication No.: 60331899.108

 Application No.

Application No.: 8725656.6

Publication No.: 2132571

Application No.:
PCT/CA03/00539

Publication No.: WO03/087822

Application No.:
PCT/US2008/003609

Publication No.: WO2008/121239 Heated Assays For Influenza

Australia

Multiple Analyte Immunoassay

Canada

Multiple Analyte Immunoassay

Comparative Multiple Analyte Assay

China (People's Republic)

Sensitive Immunochromatographic Assay

Multiple Analyte Immunoassay

India

Multiple Analyte Immunoassay

Hong Kong

Sensitive Immunochromatographic Assay

Mexico

Multiple Analyte Immunoassay Application Date:

Publication Date:

Application Date: 2007

Application Date: 2007

Application Date: 2008

Application Date:

Publication Date:

Application Date: 2007

Application Date: 2007

Application Date:

Publication Date:

Application Date: 2007

January 6, 2009 July 23, 2009

December 11,

December 11,

February 15,

April 10, 2003 July 27, 2005

December 11,

December 11,

January 3, 2006 April 21, 2006

December 11, Application No.: PCT/US2009/000035

Publication No.: WO2009/091501

Application No.: 2007332776

Application No.: 2671578

Application No.: 2677977

Application No.: 3808096.6

Publication No.: CN1646913

Application No.: 200780049910.7

Application No.: 3613DELNP2009

Application No.: 61000235

Publication No.: 1080142A

Application No.: MXA2009006205

Immunoassay Employing Two-		Application Date:	December 21,	Application No.: 12/643,039
Step Internal Calibration Reaction		2009		Publication	No.:
		Publication Date:	May 27, 2010	20100129936
Multiple Analyte Immunoassay		Application Date:	June 4, 2009	Application No.:
		Publication Date:	February 25,	12/478,305
		2010		Publication	No.:
		20100047857
Heated Assays For Influenza		Application Date:	July 12, 2010	Application No.:
		12/834,116
		TRADEMARKS
Mark		Registration Date		Registration No.
United States of America
R LOGO		August 6, 2002		2605067
RAMP EXPANDED		October 8, 2002		2632327
RAMP RESPONSE		October 21, 2008		3521400
BIOMEDICAL & DESIGN
Canada
R LOGO		September 3, 2002		566825
RAMP		September 3, 2002		566826
RAMP	RESPONSE	February 24, 2010		TMA760,109
BIOMEDICAL & DESIGN

R LOGO		August 19, 1998	913947
RAMP		February 20, 1997	474247
RAMP	RESPONSE	July 24, 2008	6133797
BIOMEDICAL & DESIGN
European Community
R LOGO		August 19, 1998	913947
RAMP		February 20, 1997	474247
RAMP	RESPONSE	July 24, 2008	6133797
BIOMEDICAL & DESIGN

Japan

RAMP December 28, 2007 5101824

RAMP RESPONSE November 22, 2007 5094062 BIOMEDICAL & DESIGN

People’s Republic of China

RAMP RESPONSE March 6, 2010 6189051 BIOMEDICAL & DESIGN

RAMP RESPONSE January 7, 2010 6189052 BIOMEDICAL & DESIGN

TRADEMARK APPLICATIONS

Mark Application Date Application No.

United States of America
IQC Inactive LQC Unfiled RAMP Abandoned 75/153,596

MASK WORKS
Description Registration Date Registration No.

	NIL	NIL
NIL.	LICENSES OF PATENTS, TRADEMARKS, COPYRIGHTS OR MASK WORKS (other than non-exclusive licenses to end-users)

SCHEDULE B TO SECURITY AGREEMENT

COMPANY PROFILE

1. Name.  The legal name of Company is and the address of its chief executive office is:

Response Biomedical Corporation 1781 – 75th Avenue West Vancouver, British Columbia V6P 6P2

2. Organizational Identification Number.  The Company’s organizational identification number in its jurisdiction of incorporation 214840.

3. Jurisdiction of Incorporation and Continuance; Prior Names.  Company was originally incorporated in British Columbia on August 20, 1980.  Since its incorporation and continuance Company has had the following legal names (other than its current legal name):

Date Company's Name Prior Name Was Changed From Such Name

 Little Bear Resources Ltd. October 15, 1991
1           Company does business under the following trade names: Not applicable.

2           Place of Business.  Company has the following places of business:

Brief Description Address Owner of Location of Assets and Value

1781 75th Avenue ARE-BC No. 2 Holdings Inc. See Response financial statements Vancouver, B.C. V6P 6P2

6. Assets in Possession of Third Parties.  The following are names and addresses of all persons or entities other than Company, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment: Not applicable

7. Qualification To Do Business.  Company is qualified to do business in the following jurisdictions:

British Columbia

8. Existing Security Interests.  Company's assets are subject to the following security interest of Persons other than the Collateral Agent: See Disclosure Schedule to Note Purchase Agreement

9. Tax Assessments.  The following tax assessments are currently outstanding and unpaid: None.
10. Guaranties.  Company has directly or indirectly guaranteed the following obligations of third parties: None.

11. Subsidiaries.  Company has the following subsidiaries (list jurisdiction and date of incorporation, access or identification number, type and value of assets): None.

12. Securities; Instruments. The following is a complete list of all stocks, bonds, debentures, notes and other securities and investment property owned by Company (provide name of issuer, whether certificated or uncertificated, certificate no. (if applicable), number of shares):

13. Bank Accounts; Securities Accounts.  The following is a complete list of all bank accounts and securities accounts maintained by Company (provide name and address of depository bank (or brokerage firm), type of account and account number):

Not applicable

Name and address of depository bank	Type of account	Account number
TD Canada Trust 4 Bentall Centre 1055 Dunsmuir Centre P.O. Box 49390 Vancouver, BC V7X 1P3	Canadian Chequing Account
TD Canada Trust 4 Bentall Centre 1055 Dunsmuir Centre P.O. Box 49390 Vancouver, BC V7X 1P3	USD Chequing
TD Canada Trust 4 Bentall Centre 1055 Dunsmuir Centre P.O. Box 49390 Vancouver, BC V7X 1P3	CAD Chequing
TD Canada Trust 4 Bentall Centre 1055 Dunsmuir Centre P.O. Box 49390 Vancouver, BC V7X 1P3	Euro Account
TD Canada Trust 4 Bentall Centre 1055 Dunsmuir Centre P.O. Box 49390 Vancouver, BC V7X 1P3	GIC

TD Canada Trust 4 Bentall Centre 1055 Dunsmuir49390 Vancouver, BC V7X 1P3	Centre P.O. Box	Term Deposit
TD Canada Trust 4 Bentall Centre 1055 Dunsmuir49390 Vancouver, BC V7X 1P3	Centre P.O. Box	Term Deposit
TD Canada Trust 4 Bentall Centre 1055 Dunsmuir49390 Vancouver, BC V7X 1P3	Centre P.O. Box	Letter of Credit
TD Canada Trust 4 Bentall Centre 1055 Dunsmuir49390 Vancouver, BC V7X 1P3	Centre P.O. Box	GIC
TD Canada Trust 4 Bentall Centre 1055 Dunsmuir49390 Vancouver, BC V7X 1P3	Centre P.O. Box	INT Foreign Exchange
TD Canada Trust 4 Bentall Centre 1055 Dunsmuir49390 Vancouver, BC V7X 1P3	Centre P.O. Box	Treasury Investment Account
TD Canada Trust 4 Bentall Centre 1055 Dunsmuir49390 Vancouver, BC V7X 1P3	Centre P.O. Box	Treasury Investment Account

Bank of America Blaine Branch 277 G Street Blaine WA United States 98230	USD Checking
Bank of America Blaine Branch 277 G Street Blaine WA United States 98230	USD Savings

EXHIBIT C

Disclosure Schedule

This document constitutes the Disclosure Schedule referred to in the note purchase agreement (the “Agreement”) among Response Biomedical Corp. (the “Company”) dated November 22, 2011 to which this Disclosure Schedule is attached.

The purpose of this Disclosure Schedule is to set forth the disclosure of qualifications, modifications or exceptions to certain representations and warranties of the Company contained in the Agreement and this Disclosure Schedule is deemed to constitute an integral part of such agreement.

The numbering of this Schedule corresponds to the same section or subsection in the Agreement.  For greater clarity, any introductory language and headings in this Disclosure Schedule are inserted for convenience of reference only and will not create or be deemed to create a different standard for disclosure than the language set forth in the Agreement.  Information disclosed in any section of this Disclosure Schedule shall be deemed disclosed with respect to such other sections or subsections of the Agreement or this Disclosure Schedule to which such written information, only to the extent that it is clear from a plain reading of such information that such information is applicable to such other sections of this Disclosure Schedule.

No item in this Disclosure Schedule relating to any possible breach or violation of any agreement, law or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred, and nothing in this Disclosure Schedule constitutes an admission of any liability or obligation of the Company to any third party or shall confer or give to any third party any remedy, claim, liability, reimbursement, cause of action, or other right.

This Disclosure Schedule is qualified in its entirety by reference to the provisions of the Agreement, and is not intended to constitute, and shall not be construed as constituting, any representation, warranty, undertaking, assurance, covenant, indemnity, guarantee or other commitment of any nature whatsoever not expressly given in the Agreement.

3.1(g) SEC Reports and Reporting Issuer Status; Financial Statements

•           As summarized in the Company’s Annual Report on Form 20-F/A for the year ended December 31, 2010 filed with the SEC on November 9, 2011 and the Company’s Report of Foreign Issuer on Form 6-K filed with the SEC on November 14, 2011, certain errors were made in the Company’s (i) Form 20-F annual report for the year ended December 31, 2010 and the exhibits thereto, (ii) audited financial statements for the year ended December 31, 2010 and related management’s discussion and analysis, officer certifications, and (iii) interim financial statements for the quarters ended March 31, 2011 and June 30, 2011 and related management’s discussion and analysis and officer certifications.

•           Other than as indicated below, the Company has filed each Form 6-K required to be filed by it within four business days of the filing of the information contained therein with the Canadian Regulatory Authorities:

Description of Information	Date filed on SEDAR	Date furnished on Form 6-K
Management Information Circular dated April 7, 2010	April 13, 2010	May 6, 2010
Form of Proxy	April 13, 2010	May 6, 2010
Notice of Annual General and Special Meeting dated April 7, 2010	April 13, 2010	May 6, 2010
Material Change Report dated June 28, 2010	June 28, 2010	July 8, 2010
Material Change Report dated May 26, 2010	May 26, 2010	July 8, 2010
News Release dated April 28, 2011	April 28, 2011	May 11, 2011
Material Change Report dated April 28, 2011	April 28, 2011	October 12, 2011
News Release dated May 4, 2011	May 4, 2011	May 11, 2011
Material Change Report dated May 4, 2011	May 4, 2011	October 12, 2011
Cover Letter	June 8, 2011	October 12, 2011
Form 52-109F2 - Certification of Interim Filings dated May 10, 2011 (Corporate Controller)	June 8, 2011	October 12, 2011
Form 52-109F2 - Certification of Interim Filings dated May 10, 2011 (Chief Executive Officer)	June 8, 2011	October 12, 2011
Material Change Report dated June 13, 2011	June 13, 2011	October 12, 2011
Management Information Circular dated May 24, 2011	June 15, 2011	October 12, 2011
Form of Proxy	June 15, 2011	October 12, 2011
Report of Voting Results dated June 22, 2011	June 27, 2011	October 12, 2011

For the avoidance of doubt, the Company affirms that it has filed each Form 6-K required to be filed by it during the two years preceding the date of the Agreement.

 3.1(q) Sarbanes-Oxley; Internal Accounting Controls

As described in the Company’s Annual Report on Form 20-F/A for the fiscal year ended December 31, 2010 under the caption “Item 15—Controls and Procedures,” which Form 20-F/A was filed with the SEC on November 9, 2011, the Company internal control over financial reporting was not effective and the design and operation of its disclosure controls were not effective as of December 31, 2010. The Company makes no representation to the Purchasers as to the mens rea of the person responsible for the circumstances that gave rise to such deficiencies.

As described in the Company’s Annual Report on Form 20-F/A for the year ended December 31, 2010, which was filed with the SEC on November 9, 2011, and the Company’s Report on Form 6-K filed with the SEC on November 14, 2011, the Company has made changes in its internal control over financial reporting since December 31, 2010 that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

As described in the Company’s Annual Report on Form 20-F/A for the year ended December 31, 2010, which was filed with the SEC on November 9, 2011, the Company has retained outside counsel to complete an independent investigation with respect to the facts and circumstances that led to the restatement of the Company’s financial statements for the year ended December 31, 2010 and the interim periods ended March 31, 2011 and June 30, 2011, and intends to present the results of that inquiry to the SEC.

3.1(w) Disclosure

Two current members of the Company’s Board of Directors were appointed by Orbimed Advisors LLC or its affiliates as part of the private placement that was completed in 2010.

3.1(y)(iii) Solvency

The current cash flow of the Company, together with the proceeds the Company would receive if it liquidated all of its assets, would not be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be repaid.

3.1(dd)(ii) and (iii) FDA and TPD

As disclosed in Exhibit 99.1 to the Company’s Report of Foreign Issuer on Form 6-K filed with the SEC on September 2, 2011,  the Company has not received 510(k) clearance of the RAMP®200 reader for use with its cardiovascular panel, including its assays for NT-proBNP, troponin, myoglobin, and CK-MB.

3.1(ii)
“Investments”

Nil
3.1(ii) “Permitted Indebtedness”

Indebtedness disclosed on the face of the Company’s interim unaudited balance sheet as of September 30, 2011 contained in Exhibit 99.1 to the Company’s Report of Foreign Issuer on Form 6-K filed with the SEC on November 14, 2011.

“Permitted Liens”

Debtor(s)	Secured Party	Reg'n Date	Base Reg'n #	Expiry Date	Collateral
Response	The University	May 17, 1996	6394762	May 17, 2021	ALL KNOWLEDGE, KNOW-
Biomedical Corp.	of British Columbia		as amended	(unless renewed)	HOW AND/OR TECHNIQUE OR TECHNIQUES INVENTED, DEVELOPED AND/OR ACQUIRED WITH RESPECT TO

QUANTITATIVE IMMUNOCHROMATOGRAPHIC ASSAYS AND DETERMINATIONS OF PLATELET COUNT EMPLOYING ASSAYS FOR PLATELET GRANULAR PROTEINS, ALL AS LICENSED TO THE DEBTOR BY THE SECURED PARTY AND ALL IMPROVEMENTS, VARIATIONS, UPDATES, MODIFICATIONS AND ENHANCEMENTS INVENTED, DEVELOPED OR ARISING THEREFROM AND ALL PROCEEDS OT THE FOREGOING INCLUDING ALL GOODS, DOCUMENTS OF TITLE, SECURITIES, INSTRUMENTS, INTANGIBLES, CHATTEL PAPER AND MONEY.

		Date	Reg'n #	Date
Response Biomedical Corp.	The Toronto Dominion Bank	January 8, 2003	815190A as amended	January 8, 2013 (unless renewed)	ALL PRESENT AND AFTER ACQUIRED ACCOUNTS, MONIES, DEPOSITS FROM TIME TO TIME ON DEPOSIT IN THE NAME OF THE DEBTOR OR OWED TO THE DEBTOR BY

THE SECURED PARTY OR TD MORTGAGE CORPORATION OR TD PACIFIC MORTGAGE CORPORATION, OR CANADA TRUSTCO MORTGAGE COMPANY OR THE CANADA TRUST COMPANY OR OTHER SUBSIDIARY OR AFFILIATE OF THE SECURED PARTY AND IN THE DEBTORS RIGHTS IN AND TO THOSE ACCOUNTS, MONIES, DEPOSITS AND PROCEEDS THEREOF.

Response Biomedical Corporation	Toronto Dominion Bank – 94000	May 3, 2007	649543D	May 3, 2012 (unless renewed)	ALL PRESENT AND AFTER ACQUIRED DEPOSITS, INSTRUMENTS, TREASURY BILLS, BANKERS ACCEPTANCES, GUARANTEED INVESTMENT

CERTIFICATES, TERM DEPOSITS, MONEY MARKET INSTRUMENTS, INTANGIBLES, CHATTEL PAPERS, SECURITIES, SHARES, STOCK OPTIONS, STOCKS, BONDS, DOCUMENTS OF TITLE, BILLS OF EXCHANGE, PROMISSORY NOTES AND INTANGIBLES NOW OR HEREAFTER ACQUIRED BY THE DEBTOR AND ALL CONTRACTUAL RIGHTS AND INSURANCE CLAIMS RELATING THERETO AND PROCEEDS THEREOF.

Debtor(s)	Secured Party	Reg'n Date	Base Reg'n #	Expirty Date	Collateral
Response Biomedical Corp.	Xerox Canada Ltd.	June 3, 2008	398399E	June 3, 2012 (unless renewed)	EQUIPMENT, OTHER ALL PRESENT AND FUTURE OFFICE EQUIPMENT AND SOFTWARE SUPPLIED OR FINANCED FROM TIME TO TIME BY THE SECURED PARTY (WHETHER BY LEASE,
CONDITIONAL SALE OR OTHERWISE), WHETHER OR NOT MANUFACTURED BY THE SECURED PARTY OR ANY AFFILIATE THEREOF.
Response Biomedical Corp.	Xerox Canada Ltd.	December 3, 2010	894144F	December 3, 2016 (unless renewed)	EQUIPMENT, OTHER ALL PRESENT AND FUTURE OFFICE EQUIPMENT AND SOFTWARE SUPPLIED OR FINANCED FROM TIME TO TIME BY THE SECURED PARTY (WHETHER BY LEASE,
CONDITIONAL SALE OR OTHERWISE), WHETHER OR NOT MANUFACTURED BY THE SECURED PARTY OR ANY AFFILIATE THEREOF.

EXHIBIT D Forms of Legal Opinions

[Letterhead of Borden Ladner Gervais LLP]

November 22, 2011
BY COURIER

OrbiMed Private Investments III, LP OrbiMed Asia Partners, L.P. OrbiMed Associates III, LP

Ladies and Gentlemen:

Response Biomedical Corp. (the “Borrower”)

We have acted for the Borrower in connection with the transactions contemplated by a certain note purchase agreement between the Borrower and OrbiMed Private Investments III, LP, OrbiMed Asia Partners, L.P. and OrbiMed Associates III, LP (collectively, the “Purchasers”).

CERTAIN DEFINED TERMS

11.1 “Collateral” means the personal property described as Collateral in the Security Agreement (as defined below).

11.2 “Documents” means the documents described in Section 2.1(a) through (c), inclusive.

11.3 “Intellectual Property” has the meaning ascribed to it in the Security Agreement (as defined herein).

11.4 “Security Interest” means a security interest created by the Security Agreement.

11.5 “WA Documents” means the Note Purchase Agreement and the Note (each as defined herein).

11.6 Except as otherwise set out in this opinion letter, all capitalized terms have the meanings ascribed to them in the Note Purchase Agreement (as defined below).

11.7 Terms defined in the Personal Property Security Act (British Columbia) (the “PPSA”) or the regulations thereto (the “Regulations”) at the date of this opinion and not otherwise defined in this opinion letter or in the Note Purchase Agreement have the meanings given to them in the PPSA and the Regulations.

11.8 Wherever the singular is used herein, the same shall be deemed to include the plural and vice versa where the context so requires.

DOCUMENTS EXAMINED AND SEARCHES MADE

11.9 We have examined executed copies of the following documents:

(a) a note purchase agreement (the “Note Purchase Agreement”) dated as of November 22, 2011, among the Borrower and the Purchasers;

(b) secured promissory notes (the “Note”) in the aggregate principal amount of $275,000 made by the Borrower in favour of the Purchasers, each dated November 22, 2011;

(c) a security agreement (the “Security Agreement” and together with the Note, the “Security Documents”) dated November 22, 2011, executed by the Borrower in favour of OrbiMed Advisors LLC as collateral agent for and on behalf of the Purchasers (the “Collateral Agent”); and

(d) a certificate of Anastasios Tsonis, Corporate Controller of the Borrower, dated the date hereof, relating to certain factual matters relevant to our opinion.

11.10 We have also examined such statutes, corporate records of the Borrower and other documents, including certificates of public officials and corporate officers, have caused to be made such searches and investigations and have considered such questions of law as we have deemed necessary as a basis for the opinions hereinafter expressed.

11.11 We have also examined the computer printout or verification statement in respect of a financing statement (the “Financing Statement”) registered in respect of the Security Agreement at the British Columbia Personal Property Registry (the “PPR”) on November 10, 2011 under base registration number 445272G.

11.12 We have conducted post-registration searches of the Borrower’s name under the PPSA and recent searches in respect of the Intellectual Property with the Canadian Intellectual Property Office (“CIPO”), the results of which are summarized in Schedule B hereto.

ASSUMPTIONS AND OTHER MATTERS

11.13 For the purposes of this opinion letter we have assumed:

(a) the legal capacity at all relevant times of any natural person signing any document or certificate;
(b) the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as true, authenticated, certified, conformed, electronic or photostatic copies or facsimiles (including documents received by email);
(c) the identity and legal capacity of any person acting or purporting to act as a corporate or public official;
(d) the accuracy and completeness of all information provided to us by offices of public record, including any printed or computer search results of offices of public record.  We have assumed, and have no actual knowledge to the contrary, that no act or event has occurred between the date of any such record, certificate or other document and the date hereof that would, in any manner, affect the accuracy or completeness thereof;
(e) the accuracy and completeness of all representations and statements contained in all documents, instruments and certificates (there are no facts or circumstances of which we are aware which cause us to doubt the accuracy or completeness of any representations and statements but we have not undertaken any independent investigation to verify the same);

(f) that the Collateral Agent has not agreed with the Borrower to postpone the time for attachment of any Security Interest;
(g) that, where required, each of the Documents was duly and validly authorized, executed and delivered by each party thereto, other than the Borrower;
(i) that the governing law of each of the Reviewed Agreements (as hereinafter defined) and the Documents not governed by the laws of the Province of British Columbia is identical to the laws of the Province of British Columbia (and the federal laws of Canada applicable therein) in all material respects; and
(j) the WA Documents constitute valid obligations of the Borrower under the laws of the State of Washington.

11.14 In expressing our opinion in paragraph 5.1 below, we have relied solely upon a Certificate of Good Standing dated November 22, 2011 issued by the British Columbia Registrar of Companies with respect to the Borrower, a copy of which has been delivered to you;

11.15 Our opinion is expressed only with respect to the laws of British Columbia and the federal laws of Canada applicable in British Columbia in effect on the date of this opinion.  In addition, we express no opinion whether, pursuant to conflict of laws rules or otherwise, laws other than laws of the British Columbia would govern the validity, perfection, effect of perfection or non-perfection or enforcement of the Security Interests.

11.16 We expressly disclaim any obligation to advise any person(s) to whom this opinion is addressed of any matters (including without limitation any facts or circumstances or any subsequently enacted, published or reported laws, regulations or judicial decisions having retroactive effect) which may come to our attention after the date hereof and which may affect any of the opinions set out herein.

REGISTRATIONS, FINANCING AND FINANCING CHANGE STATEMENTS AND UNAUTHORIZED DISCHARGES

11.17 The Financing Statement was registered in British Columbia as indicated in paragraph 2.3.

11.18 The registration of the Financing Statement in British Columbia will expire and the Security Interests perfected thereby will cease to be perfected on November 10, 2016 unless the registration is renewed on or before that date. Renewal is the Collateral Agent’s responsibility.  The PPR will not remind secured parties when registrations expire and we will not keep a record of the expiry dates or remind you with respect to renewals.

11.19 Registering financing change statements as contemplated by the PPSA is necessary to establish or preserve the priority of the Security Interests in the following circumstances:

(a) within 15 days after the Collateral Agent or any Purchaser obtains knowledge of a change of name of the Borrower;

(b) within 15 days after the Borrower transfers all or part of its interest in any Collateral with the Collateral Agent’s  consent and, in any event, within 15 days after the Collateral Agent or any Purchaser obtains knowledge that all or part of such interest has been transferred (which may include transfer by operation of law); and

(c) if any Collateral which is serial numbered goods but not described by serial number in the Financing Statement is not or ceases to be inventory.

11.20 Registering financing change statements as contemplated by the PPSA may be desirable if the Collateral Agent:

(a) assigns the Security Agreement or transfers all or part of a Security Interest to another person; or

(b) changes its address.

11.21 If the registration of the Financing Statement is discharged without authorization or in error, the perfection and priority of the Security Interest will be adversely affected.  These consequences may be mitigated by re-registering a financing statement with respect to the Security Interest immediately and, in any event within 30 days, after such discharge.

OPINION

Based upon the foregoing, and subject to the qualifications and limitations set out below, we are of the opinion that:

11.22 Existence

The Borrower is a corporation validly existing under the laws of the Province of British Columbia and is in good standing with the Registrar of Companies for British Columbia in respect of the filing of annual reports.

11.23 General Power

The Borrower has the requisite power and capacity to (a) own its assets and (b) enter into and carry out its obligations under the Documents.

11.24 Authorization, Execution, Delivery, Validity and Enforceability

Each of the Documents has been duly authorized, executed and delivered by the Borrower, and the Security Agreement constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

11.25 Security

(a) The Security Agreement creates a valid security interest in favour of the Collateral Agent in the Collateral in which the Borrower now has rights, and is sufficient to create a valid security interest in favour of the Collateral Agent in any Collateral in which the Borrower acquires rights after the date of this opinion when those rights are acquired by the Borrower, to secure payment and performance of the obligations described in the Security Agreement as being secured by it.

(b) Registrations and filings have been made in all public offices provided for under the laws of British Columbia and (upon registration of the Security Agreement with CIPO) the federal laws of Canada where such registration is necessary or desirable to preserve, protect or perfect the Security Interests in favour of the Collateral Agent.

11.26 No Default, Breach

Neither the execution and delivery by the Borrower of the Documents nor the consummation of the transactions contemplated by the Documents resulted, or will result, in the breach or violation of, or conflicted, or will conflict, with any of the terms or provisions of, or constituted, or will constitute, a default under, or resulted, or will result, in the creation or imposition of any lien, charge or encumbrance (other than those in favour of the Collateral Agent) upon any property or assets of the Borrower or any of its subsidiaries pursuant to:

(a) any of the agreements in the list attached hereto as Schedule “C” (collectively, the “Reviewed Agreements”);

	(b)	the constating documents, or of any resolution of the directors, of the
Borrower; or
	(c)	any law or statute or, to the best of our knowledge, any judgment, order or regulation of any court or arbitrator or governmental or regulatory authority;

except, in the case of clauses (a) and (c) above, for such conflict, breach, violation or default that would not, individually or in the aggregate, result in a Material Adverse Change.

Whenever our opinion with respect to the existence or absence of facts as qualified by the phrase “to the best of our knowledge”, we are referring to the current actual knowledge of the lawyers in our firm who are currently directly involved in the negotiation and execution of the Documents and is intended to indicate that during the course of this engagement no information has come to our attention which would give us actual knowledge of the existence or absence of such facts or cause us to believe that such facts that exist or are absent.  We have not, however, undertaken any independent investigations, searches or verifications to determine the existence or absence of such facts, and no inferences as to our knowledge of the existence or absence of such facts should be derived therefrom.

11.27 No Required Consents

No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Borrower of the Documents and the compliance by the Borrower with the terms thereof, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state, provincial and territorial securities laws or the policies of the Toronto Stock Exchange.

11.28 Foreign Law Opinions

(a) The choice of the laws of the State of Washington to govern the WA Documents will be recognized and given effect by the Courts of the Province of British Columbia provided it was bona fide and legal, that is either there is a connection between Washington and the transaction or the parties did not choose Washington law to avoid any consequence of the laws of any other jurisdiction, and provided that such choice is not contrary to public policy, as that term is understood under the laws of the Province of British Columbia. We are not aware of any reason why the choice of law in the WA Documents would be contrary to public policy under the laws of the Province of British Columbia.
(b) The courts of the Province of British Columbia would give effect to the submission of the Borrower in the Note Purchase Agreement to the jurisdiction of any court of the State of New York, subject to the overriding jurisdiction of the courts of the Province of British Columbia to determine that another court is a more appropriate forum.
(c) Neither the Borrower nor any of its assets is entitled to any immunity, on the grounds of sovereignty or otherwise, from any legal actions or proceedings.

(d) The obligations of the Borrower under the WA Documents are direct, general and unconditional obligations of the Borrower.

(e) The laws of the province of British Columbia would permit a Purchaser or the Collateral Agent, as judgment creditor under a monetary judgment or order (that is, one making money payable) of a court in a civil proceeding in Washington to apply to register the judgment against the Borrower under the British Columbia Court Order Enforcement Act within ten years of the Washington judgment, provided the time for enforcing it in Washington had not expired.  The application could be made ex parte if the Borrower had been personally served with the documents beginning the original action, or if it had appeared, defended, attorned or otherwise submitted to the jurisdiction of the Washington court, and if the time for the Borrower to appeal the Washington judgment had expired and no appeal were pending or an appeal had been made and had been disposed of. Otherwise, the judgment creditor would have to give the Borrower notice of the application to register the Washington judgment.
(f) The registration of the judgment would be in the discretion of the Supreme Court of British Columbia.  The Court would not register the judgment if it were satisfied that:
(i) the Washington court had acted without jurisdiction under British Columbia’s conflicts of law rules;

(ii) the Washington court had acted without authority under its own law to adjudicate the cause of action or subject matter resulting in the Washington judgment or concerning the person of the Borrower;
(iii) the Borrower had neither carried on business in Washington nor been resident in Washington, and had not voluntarily appeared in, or otherwise submitted to, the jurisdiction of the courts of Washington during the original proceeding;
(iv) the Borrower was the defendant in the original proceeding but had not been duly served with the process of the Washington court and had not appeared in the original proceeding, even though it had been ordinarily resident or carrying on business in Washington or had agreed to submit to the jurisdiction of the courts of Washington;

(v) the judgment had been obtained by fraud;

(vi) the Borrower had appealed the Washington judgment or the time for doing so had not yet expired;
(vii) the judgment was for a cause of action which for reasons of public policy or some similar reason would not have been entertained by the Supreme Court of British Columbia (such as a judgment constituting the direct or indirect enforcement of foreign revenue, tax, expropriation or penal laws, a judgment contrary to an order made by a Canadian court or other tribunal, or a judgment obtained in breach of the principles of natural justice); or
(viii) the Borrower would have a good defence to a common law action on the Washington judgment in the Supreme Court of British Columbia;
(g) If the Supreme Court of British Columbia registered the judgment after an ex parte application, the judgment creditor would have to serve the Borrower with notice of the registration within one month of the registration.  The Borrower would then have one month to apply to the Court to have the registration set aside.  On such an application the Court would set aside the registration if it were satisfied of any of the grounds set out in paragraph (f)(i) through (viii) above.

(h) If the Supreme Court of British Columbia registered the judgment it would become of the same force and effect as if it had been given by the Court on the date of registration, and could be executed upon accordingly, except that if registration had been made ex parte the Borrower’s property could not be disposed of for one month after it had notice of the registration.
(i) The laws of the province of British Columbia would permit a common law action to be brought in the Supreme Court of British Columbia on a subsisting, final, monetary (or, in appropriate circumstances, non-monetary), in personam judgment by a court in a civil proceeding in New York or Washington, as applicable, which was not under appeal and for which the time limited for appeals had expired, within 10 years of the date of the judgment and provided the time for enforcing it in New York or Washington, as applicable, had not expired if the judgment was for the payment of money or the return of personal property, and otherwise within six years of the date of the judgment. Provided that the judgment creditor proved on a balance of probabilities that:
(i) there was a real and substantial connection between the parties or the cause of action and New York or Washington, as applicable, and

(ii) the New York or Washington, as applicable, court had in fact granted the New York or Washington, as applicable, judgment in the judgment creditor’s favour,

the Court would grant judgment enforcing the New York or Washington, as applicable, judgment unless the Borrower proved on a balance of probabilities that:

(i) the judgment creditor had committed a fraud on the New York or Washington, as applicable, court leading to it concluding it had jurisdiction under its own law when it did not;
(ii) there were new facts, which the Borrower could not previously have discovered exercising due diligence, suggesting the judgment creditor obtained the New York or Washington, as applicable, judgment by fraud going to its merits;

(iii) the New York or Washington, as applicable, court’s procedure was unfair, in the sense of contrary to natural justice;

(iv) the New York or Washington, as applicable, judgment was contrary to British Columbia or Canada’s public policy, that is to its essential concepts of justice or its basic morality, for example because it enforced foreign revenue, tax, expropriatory or penal laws or was contrary to an order under the Foreign Extraterritorial Measures Act or the Competition Act; or

(v) there was a manifest error on the face of the New York or Washington, as applicable, judgment.

(j) The Supreme Court of British Columbia would apply British Columbia law with respect to the procedures for the enforcement of the New York or Washington, as applicable, judgment.  The Court’s judgment would be in Canadian dollars, converted from the currency of the New York or Washington, as applicable, judgment at the rate of exchange applicable on a conversion date which would be in the discretion of the Court, unless the Court considered that the judgment creditor would be most truly and exactly compensated if all or part of the money payable under the judgment were measured in the currency of the New York or Washington, as applicable, judgment, in which case the Court would give judgment for the amount of Canadian dollars necessary to purchase the equivalent amount of the currency of the New York or Washington, as applicable, judgment at a British Columbia chartered bank on the last banking day before the Borrower paid the amount of the judgment to the judgment creditor.

(k) If the New York or Washington, as applicable, judgment included an interest component, it would be included in the principal amount of the British Columbia judgment, with interest accruing on the total from the date of the British Columbia judgment at the British Columbia post-judgment interest rate, unless the Court considered that the judgment creditor would be most truly and exactly compensated if all or part of the money payable under the judgment were measured in the currency of the New York or Washington, as applicable, judgment, in which case interest would accrue at the interest rate applicable in New York or Washington, as applicable, most closely analogous to the prime lending rate of banks to governments, applicable in British Columbia.

QUALIFICATIONS AND LIMITATIONS

11.29 We express no opinion as to the legal or beneficial title of any Person to, or any other rights of any Person, in any Collateral or other property.

11.30 There is no title registry for most personal property in British Columbia and so searches conducted in British Columbia may not reveal all interests in the Collateral.  For these and other reasons, we express no opinion as to the priority of the Security Interests.

11.31 We express no opinion as to the enforceability of the Security Agreement or the creation or perfection of the Security Interests referenced therein, nor have we effected any registrations with respect to:

(a) any Collateral which is now or hereafter becomes a fixture or crop;

(b) any property or rights to which the PPSA does not apply, including, without limitation, an interest in real property, an interest or claim in or under any policy of insurance or contract of annuity, patents, trade marks and other intellectual property rights and permits, quotas or other property which is neither personal property nor an interest in land; or

(c) any Collateral for which, pursuant to applicable conflicts rules (including, without limitation, the conflicts rules of the PPSA), the validity, perfection and the effect of perfection or non-perfection are governed by the laws of a jurisdiction other than British Columbia.

11.32 We express no opinion as to whether a security interest may be created in property consisting of a receivable, licence, approval, privilege, franchise, permit, lease or agreement (collectively, “Special Property”) to the extent that the terms of the Special Property or any applicable law prohibit its assignment or require, as a condition of its assignability, a consent, approval or other authorization or registration which has not been made or given.

11.33 We express no opinion as to any security interest created by the Security Documents with respect to any property of the Borrower that is transformed in such a way that it is not identifiable or traceable or any proceeds of property of the Borrower that are not identifiable or traceable.

11.34 The enforceability of the Documents and the Security Interests, as the case may be, is subject to:

(a) applicable bankruptcy, insolvency, receivership, fraudulent preference, fraudulent conveyance, reorganization, moratorium, arrangement, winding up and other similar laws generally affecting the enforcement rights of creditors or others and to laws concerning limitation of actions;

(b) general principles of equity (whether or not enforcement is considered in a proceeding in equity or at law), including the discretion exercisable by the Courts with respect to equitable remedies such as specific performance and injunction and the concepts of good faith, fair dealing, materiality and reasonableness in the performance and enforcement of a contract required of the party seeking its enforcement;

(c) the discretion exercisable by the Courts with respect to stays of enforcement proceedings and execution of judgments, and with respect to the enforcement of provisions in an agreement to the effect that certain factual or legal determinations, calculations or certificates will be conclusive and binding;

(d) a court may reserve to itself the right to decline jurisdiction in any action if the court is an inconvenient forum to hear the action or if concurrent proceedings are being brought elsewhere, notwithstanding any waiver of the right to raise such objection or defence thereto;

(e) the effect of vitiating factors such as mistake, misrepresentation, fraud, duress or undue influence;

(f) the right to exercise any unilateral or unfettered discretion pursuant to an agreement may not prevent a court from requiring such discretion to be exercised reasonably;

(g) the recoverability of costs and expenses may be limited to those a court considers to be reasonably incurred, the costs and expenses incidental to all court proceedings are in the discretion of the court and the court has the discretion to determine by whom and to what extent these costs shall be paid;

(h) we express no opinion as to compliance with the Personal Information Protection and Electronic Documents Act (Canada) or any other privacy laws;

of default;	(i)	the power of the Court under the PPSA to grant relief from the consequences
	(j)	as against an account debtor with respect to Collateral which is an account:
(i) notice of the Security Interest and proof thereof being given to the account debtor;

(ii) the terms of the contract between the Borrower and the account debtor and any defence or claim arising out of the contract or a closely connected contract;

(iii) any defence or claim of the account debtor against the Borrower accruing before the account debtor has knowledge of the Security Interest; and

(iv) common law and statutory restrictions concerning the assignment of Crown debts;

(k) the provisions of the PPSA which set out procedures for the enforcement of security agreements and impose duties with respect to the exercise of rights or remedies thereunder, including a duty to exercise or discharge rights, remedies, duties and obligations in good faith and in a commercially reasonable manner.  Such procedures and duties are in most cases applicable notwithstanding waivers or contrary provisions in the Security Agreement;

(l) estoppel based on incorrect information given in response to a demand for information made pursuant to Section 18 of the PPSA;
(m) Sections 30, 31 and 31.1 of the PPSA which provide that, in certain circumstances, a security interest may not be enforceable against a person who buys or leases goods from a debtor in the ordinary course of business or a person who acquires money, instruments, certificated or uncertificated securities, documents of title or chattel paper from a debtor; and
(n) where any of the Collateral is dealt with or otherwise gives rise to proceeds the security interest in such Collateral may cease to be perfected where the Collateral Agent has expressly or impliedly authorized such dealing.

11.35 By virtue of the Currency Act (Canada) a writ may not be issued claiming, and a judgment may not be rendered for, an amount expressed in other than Canadian currency.

11.36 The Court Order Interest Act (British Columbia) may limit the rate of post-judgment interest to the rate provided in such Act notwithstanding the interest rates provided for in the Documents.

11.37 Notwithstanding the provisions of the Documents as to the conclusiveness or determination of certain things or as to enforcement without notice or demand, the Court might permit the Borrower to introduce evidence in proceedings for the purpose of proving that the conclusiveness of a fact or determination of a matter is contrary to the evidence and a Court has discretion to impose restrictions on the rights of creditors to enforce immediate payments of amounts stated to be payable on demand.

11.38 The Court may not enforce the provisions of the Documents purporting to allow severance of invalid, illegal or unenforceable provisions if to do so would alter materially the scope and intent of such Documents or if the Court cannot determine what the intention of the parties might have been.

11.39 We express no opinion with respect to any indemnity for legal costs incurred by unsuccessful litigants.

11.40 To the extent that any amount is payable in a currency other than Canadian dollars, any Court action to recover the same will require conversion of such amount into Canadian dollars at a rate of exchange which may not be the rate in effect on the date of payment.

11.41 We express no opinion as to the enforceability of any provision of the Documents which:
	(a)	purports to establish evidentiary standards;
	(b)	purports to waive or affect any rights to notices;
	(c)	provides for non-judicial or self-help remedies;
	(d)	relates to delay or omission of the enforcement of remedies; or
	(e)	purports to exclude unwritten variations, amendments, waivers or consents.

11.42 The Security Interests may be subject to the rights and privileges of the Crown and its agents to statutory liens, statutory deemed trusts and other interests which by statute need not be registered as at the date hereof.  We have taken no steps to provide the notices or to obtain the acknowledgements prescribed in Part VII of the Financial Administration Act (Canada) relating to the assignment of federal Crown debts. An assignment of federal Crown debts which does not comply with that Act is ineffective as between the assignor and the assignee and as against the Crown. Consequently, the Secured Party would not have a valid security interest in federal Crown debts unless that Act is complied with.

11.43 No registrations have been made or searches conducted in any land title office or under any land title statutes even though the Security Documents may create a security interest in real property or leases of real property or in property which is now or may hereafter become a fixture or a right to payment under a lease, mortgage or charge of real property.

11.44 No registrations have been made or searches conducted:

(a) under the Canada Shipping Act, 2001 in respect of any vessel which is registered or recorded under that Act, or

(b) under the Canada Transportation Act in respect of any rolling stock to which the provisions of either of those Acts may apply.

11.45 No registrations have been made or searches conducted in respect of any encumbrances created by the Borrower as against any coal, mineral, placer, mining or petroleum and natural gas license or claim, owned or which may be acquired by the Borrower.  Accordingly, the security interests and mortgages on such property will be subject to the rights of third parties who at any time acquire and perfect an interest in those assets.  The Security Agreement does not contain a sufficient description of any such assets to be in a form registrable against such assets.

11.46 We have not included in the financing statement registered to perfect the Security Interest any serial numbers of Collateral consisting of serial numbered goods.  Therefore, certain buyers or lessees of such goods may take their interest free from the Security Interest and the Collateral Agent may lose priority to another secured party who includes the serial numbers of such Collateral in their financing statement, whether registered before or after the financing statement registered to perfect the Security Interest.

This opinion letter is solely for the use and benefit of the persons to whom it is addressed, and any successors and permitted assigns of the Purchasers and the Collateral Agent under the Documents, in connection with the transactions contemplated by the Documents, and may not be relied upon by any other person without our prior written consent.

Yours truly,

SCHEDULE A

to the opinion of Borden Ladner Gervais LLP dated November 22, 2011

Registration particulars – PPSA

Base Registration Number: 445272G Secured Party: OrbiMed Advisors LLC Address: 767 Third Avenue, 30th Floor, New York, NY 10017 Base Debtor: Response Biomedical Corp. Registration Date: November 10, 2011 Expiry Date: November 10, 2016 General Collateral:   All present and after-acquired personal property of the Debtor.

SCHEDULE B

to the opinion of Borden Ladner Gervais LLP dated November 22, 2011

Post-registration search summary – PPSA

Debtor(s)	Secured Party	Reg'n Date	Base Reg'n #	Expirty Date	Collateral
Response	The University of	May 17,	6394762	May 17,	ALL KNOWLEDGE, KNOW-
Biomedical Corp.	British Columbia	1996	as amended	2021	HOW AND/OR TECHNIQUE OR TECHNIQUES INVENTED, DEVELOPED AND/OR ACQUIRED WITH RESPECT TO

QUANTITATIVE IMMUNOCHROMATOGRAPHIC ASSAYS AND DETERMINATIONS OF PLATELET COUNT EMPLOYING ASSAYS FOR PLATELET GRANULAR PROTEINS, ALL AS LICENSED TO THE DEBTOR BY THE SECURED PARTY AND ALL IMPROVEMENTS, VARIATIONS, UPDATES, MODIFICATIONS AND ENHANCEMENTS INVENTED, DEVELOPED OR ARISING THEREFROM AND ALL PROCEEDS OT THE FOREGOING INCLUDING ALL GOODS, DOCUMENTS OF TITLE, SECURITIES, INSTRUMENTS, INTANGIBLES, CHATTEL PAPER AND MONEY.

Response Biomedical Corp.	The Toronto Dominion Bank	January 8, 2003	815190A as amended	January 8, 2013
ALL PRESENT AND AFTER ACQUIRED ACCOUNTS, MONIES, DEPOSITS FROM TIME TO TIME ON DEPOSIT IN THE NAME OF THE DEBTOR OR OWED TO THE DEBTOR BY THE SECURED PARTY OR TD MORTGAGE CORPORATION OR TD PACIFIC MORTGAGE CORPORATION, OR CANADA

TRUSTCO MORTGAGE COMPANY OR THE CANADA TRUST COMPANY OR OTHER SUBSIDIARY OR AFFILIATE OF THE SECURED PARTY AND IN THE DEBTORS RIGHTS IN AND TO THOSE ACCOUNTS, MONIES, DEPOSITS AND PROCEEDS THEREOF.
Response Biomedical Corporation	Toronto Dominion Bank – 94000	May 3, 2007	649543D	May 3, 2012
ALL PRESENT AND AFTER ACQUIRED DEPOSITS, INSTRUMENTS, TREASURY BILLS, BANKERS ACCEPTANCES, GUARANTEED INVESTMENT CERTIFICATES, TERM DEPOSITS, MONEY MARKET INSTRUMENTS, INTANGIBLES, CHATTEL PAPERS, SECURITIES, SHARES, STOCK OPTIONS, STOCKS, BONDS, DOCUMENTS OF TITLE, BILLS OF EXCHANGE, PROMISSORY NOTES AND INTANGIBLES NOW OR HEREAFTER ACQUIRED BY THE DEBTOR AND ALL CONTRACTUAL RIGHTS AND INSURANCE CLAIMS RELATING THERETO AND PROCEEDS THEREOF.

Response Biomedical Corp.	Xerox Canada Ltd.	June 3, 2008	398399E	June 3, 2012
EQUIPMENT, OTHER ALL PRESENT AND FUTURE OFFICE EQUIPMENT AND SOFTWARE SUPPLIED OR FINANCED FROM TIME TO TIME BY THE SECURED PARTY (WHETHER BY LEASE, CONDITIONAL SALE OR OTHERWISE), WHETHER OR NOT MANUFACTURED BY THE SECURED PARTY OR ANY AFFILIATE THEREOF.

Response Biomedical Corp.	Xerox Canada Ltd.	December 3, 2010	894144F	December 3, 2016	EQUIPMENT, OTHER ALL PRESENT AND FUTURE OFFICE EQUIPMENT AND SOFTWARE SUPPLIED OR

FINANCED FROM TIME TO TIME BY THE SECURED PARTY (WHETHER BY LEASE, CONDITIONAL SALE OR OTHERWISE), WHETHER OR NOT MANUFACTURED BY THE SECURED PARTY OR ANY AFFILIATE THEREOF.
Response Biomedical Corp.	OrbiMed Advisors LLC	November 10, 2011	445272G	November 10, 2016
ALL OF THE DEBTOR'S PRESENT AND AFTERACQUIRED PERSONAL PROPERTY; ALL PRESENT AND AFTER-ACQUIRED LICENCES OF THE DEBTOR; ALL PROCEEDS INCLUDING ACCOUNTS, MONEY, CHATTEL PAPER, INTANGIBLES, GOODS, DOCUMENTS OF TITLE, INSTRUMENTS, INVESTMENT PROPERTY, INTELLECTUAL PROPERTY, SUBSTITUTIONS, CROPS, LICENCES, TRADE INS, INSURANCE PROCEEDS AND ANY OTHER FORM OF PROCEEDS. THE TERM “INTELLECTUAL PROPERTY” MEANS ALL INTELLECTUAL AND SIMILAR PROPERTY OF EVERY KIND AND NATURE NOW OWNED OR HEREAFTER ACQUIRED BY THE DEBTOR, INCLUDING INVENTIONS, DESIGNS, PATENTS (WHETHER REGISTERED OR UNREGISTERED), COPYRIGHTS (WHETHER REGISTERED OR UNREGISTERED), TRADEMARKS (WHETHER REGISTERED OR UNREGISTERED), TRADE SECRETS, DOMAIN NAMES, CONFIDENTIAL OR PROPRIETARY TECHNICAL AND BUSINESS INFORMATION, KNOW HOW, METHODS, PROCESSES, DRAWINGS, SPECIFICATIONS OR OTHER DATA OR INFORMATION AND ALL

MEMORANDA, NOTES AND RECORDS WITH RESPECT TO ANY RESEARCH AND DEVELOPMENT, SOFTWARE AND DATABASES AND ALL EMBODIMENTS OR FIXATIONS THEREOF WHETHER IN TANGIBLE OR INTANGIBLE FORM OR CONTAINED ON MAGNETIC MEDIA READABLE BY MACHINE TOGETHER WITH ALL SUCH MAGNETIC MEDIA AND RELATED DOCUMENTATION, REGISTRATIONS AND FRANCHISES, AND ALL ADDITIONS, IMPROVEMENTS AND ACCESSIONS TO, AND BOOKS AND RECORDS DESCRIBING OR USED IN CONNECTION WITH, ANY OF THE FOREGOING.

Canadian Patent (CA) /Application (AO) or Trademark (TMA) or Industrial found Design Registration (CA-ID) No.

AO 2.680,897 to Harris et al. (Response Biomedical Corporation)

AO 2,677,977 to Harris (Response Biomedical Corporation)

AO 2,671,578 to Fong et al. (Response Biomedical Corporation)

AO 2,620,079 to Harris et al. (Response Biomedical Corporation)
Search summary – CIPO

Title Current Status

Modular Assay Reader abandoned on
System and Apparatus Mar. 21/11 for nonpayment of mf

Comparative Multiple good standing Analyte Assay

Multiple Analyte good standing Immunoassay

Multi-Directional dead on Aug. 17/11 Immunochromato- for non-payment of mf graphic Assays
Security-type Registration

none;

none;

none;

none; Canadian Patent (CA) /Application (AO) or Trademark (TMA) or Industrial found Design Registration (CA-ID) No.

AO 2,588,230 to Harris (Response Biomedical Corporation)

AO 2,564,940 to Harris et al. (Response Biomedical Corporation)

CA 2,480,833 to Fong (Response Biomedical Corporation)

AO 2,441,203 to Richards et al. (Response Biomedical Corporation)

AO 2,113,101 to Goumeniouk et al. (Response Biomedical Corp.)

TMA 760109 (Appln. No. 1356677) (Response Biomedical Corporation)

TMA566826 (Appln. No. 837355) (Response Biomedical Corporation)

TMA566825 (Appln. No. 887450) (Response Biomedical Corporation)
Title

Immunoassay Employing Two-Step Internal Calibration Reaction

Method and Apparatus of Quantitative Assays

Sensitive Immunochromographic Assay

Compensation for Variability in Specific Binding in Quantitative Assays

Diagnostic Kits and Methods For Making Granulocyte Cell Counts

RAMP RESPONSE BIOMEDICAL & Design

RAMP

R & DESIGN

Current Status	Security-type Registration
abandoned on Nov. 11/10 both for nonpayment of mf and failure to request Examination. Reinstatement period ends on Nov. 11/11	none;
abandoned on April 21, 2011 for nonpayment of mf	none;
granted on Sept 13/11 good standing	none;
dead on March 13/06 for non-payment of mf	none;
dead on July 10/00 for non-payment of mf	none;
registered	none;
registered	none;
registered	none;
Current Status	Security-type Registration
abandoned on Nov. 11/10 both for nonpayment of mf and failure to request Examination. Reinstatement period ends on Nov. 11/11	none;
abandoned on April 21, 2011 for nonpayment of mf	none;
granted on Sept 13/11 good standing	none;
dead on March 13/06 for non-payment of mf	none;
dead on July 10/00 for non-payment of mf	none;
registered	none;
registered	none;
registered	none;

Canadian Patent (CA) /Application (AO) or Trademark (TMA) or Industrial found Design Registration (CA-ID) No.	Title	Current Status	Security-type Registration
Trademark Appln. No. 790859 (Response Biomedical Corporation)	GRANSCAN	abandoned on Sept. 16/98 under S40(3) for failure to file the declaration of use	none;
CA-ID 122479 (Response Biomedical Corporation	Immunoassay Reader	good standing	none; and
CA-ID 122478 (Response Biomedical Corporation)	Controller for Biochemical Analyzer	good standing	none.

SCHEDULE C

List of Reviewed Agreements

1. Escrow Agreement dated 29 July 2004
2. Alexandria New Facility Lease Agreement dated 24 April 2007
3. Alexandria – First Amendment to Lease Agreement dated 18 May 2007
4. Creation Technologies Supply Agreement dated 19 August 2005
5. Roche License Agreement – NT-proBNP dated 26 July 2005
6. Roche License Agreement –Amendment 2 concluded 26 July 2005 – dated 24 June 2008
7. Shionogi Supply Agreement dated 12 May 2006
8. Shionogi Supply Agreement – Amendment 1dated 11 July 2008
9. Short Term Incentive Plan dated 18 March 2008
10. 2008 Stock Option Plan
11. Irrevocable Commercial Letter of Credit dated 1 May 2007
12. Form of Indemnification Agreement between Response Biomedical Corp. and applicable officers
13. Demand Operating Facility Agreement dated 26 April 2007 with Schedule A
14. 1996 Stock Option Plan, as amended 21 June 2004
15. 2005 Stock Option Plan as amended 22 June 2006
16. Warrant Certificate – Othmar Iseli dated 28 October 2008
17. Warrant Certificates – various – dated 28 October 2008
18. Underwriting Agreement Public Offering dated 7 May 2009
19. Executed Warrant Indenture dated 21 May 2009
20. Broker’s Warrant Certificate dated 21 May 2009
21. Exclusive Distribution Agreement with Cremascoli & Iris, s.r.l. dated January 4, 2011
22. Exclusive Distribution Agreement with Fisher Scientific Company dated May 4, 2011

November 22, 2011

ORBIMED PRIVATE INVESTMENTS III, LP

ORBIMED ASIA PARTNERS, L.P.

ORBIMED ASSOCIATES III, LP

(collectively, the “Purchasers”)

Re: Response Biomedical Corp. Senior Secured Notes

Ladies and Gentlemen:

We have acted as special U.S. counsel to Response Biomedical Corp., a British Columbia corporation (the “Borrower”), in connection with the execution of the Note Purchase Agreement by and among the Borrower and the Purchasers dated November 22, 2011 (the “NPA”) and the issuance on the date hereof of Cdn.$275,000 aggregate principal amount of senior secured notes (the “Notes”, and together with the NPA, the “Opinion Documents”) thereunder. This opinion is being delivered to you at the request of the Borrower. Capitalized terms used in this opinion and in the schedules and exhibits hereto that are not defined herein or therein shall have the meanings given such terms in the NPA.

In connection with this opinion, we have examined and relied upon the representations and warranties of each party to the Opinion Documents.  We have also examined such other documents, and have reviewed such questions of law, as we have considered necessary and appropriate for the purposes of this opinion. In addition, as to questions of fact material to the opinions hereinafter expressed, we have relied upon certificates of officers of the Borrower and of public officials, and we have assumed that all such facts are true and correct as of the date of this opinion.

In rendering the opinions expressed below, we have assumed, without verification, that:

(A) The representations and warranties of contained in the Opinion Documents with respect to factual matters are true and correct as of the date of this opinion and all other statements of fact contained in the Opinion Documents are true, but no statements as to law or conclusions of law in the Opinion Documents which are expressly addressed by this opinion are assumed to be true.

(B) All signatures on the Opinion Documents and all other documents relevant hereto are genuine, all documents submitted to us as originals, if any, are authentic and all copies submitted to us conform to original documents which are themselves authentic original documents.

(C) Each Opinion Document constitutes the valid, binding and enforceable obligations of each of the parties thereto, other than the Borrower.

(D) Each of the parties to the Opinion Documents has the legal capacity to enter into and be bound by such Opinion Documents and such Opinion Documents have been authorized by all requisite corporate or other entity action by each party thereto.

(E) All natural persons executing and delivering the Opinion Documents and all other documents relevant hereto have the legal capacity for all purposes relevant hereto to do so, and such natural persons have the requisite power and authority to so execute and deliver such documents.  The Opinion Documents have been executed and delivered by all parties thereto.

(F) The execution and delivery of the Opinion Documents, the performance and consummation of the transactions described therein or contemplated thereby, and compliance with the terms and observance of the conditions thereof will not conflict with, result in a breach or violation of, constitute a default under, or violate any of the terms, provisions or conditions of (i) the articles of incorporation or other similar constitution document of any party thereto, or (ii) any indenture, mortgage, deed of trust, lease, document, agreement or other instrument to which any party to the Opinion Documents is a party or by which any of them or their properties are bound, including, without limitation, the documents, agreements and other instruments relating to any financing transaction to which any party thereto is a party.

(G) All conditions precedent to the effectiveness of the Opinion Documents have been satisfied or waived.

Based upon the foregoing and upon such investigation as we have deemed necessary, and subject to the qualifications set forth below, we are of the opinion that:

1.	The Opinion Documents constitute the valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

2.
The execution and delivery of the Opinion Documents by the Borrower, the issuance and sale of the Notes, the borrowing and repayment of debt pursuant to the Opinion Documents and the consummation of the transactions contemplated by the Opinion Documents will not violate or cause a breach of any statute of the United States or the State of Washington, or any rule or regulation of any governmental authority or regulatory body of the United States or the State of Washington.

3.
No consent, approval, authorization or order of, and no notice to or filing with, any governmental agency or body is required to be obtained or made by the Company for the issuance and sale of the Notes, the borrowing and repayment of debt pursuant to the Opinion Documents and the consummation of the transactions contemplated by the Opinion Documents, except such as have been obtained or made and such as may be required under federal and state securities laws.

4.
The Borrower is not registered, and after giving effect to the offering and the sale of the Notes, and the application of the proceeds thereof as described in the NPA, will not be required to register as, an “investment company” pursuant to the Investment Company Act of 1940, as amended.

SCOPE OF OPINION

Our opinions set forth above are further subject to the following additional qualifications:

(a) Our opinions expressed above are limited to the generally applicable laws of the State of Washington and the federal laws of the United States of America, such Washington and federal laws being those that a Washington lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Borrower and the Opinion Documents or the transactions governed by the Opinion Documents.

(b) We express no opinion as to the Security Agreement by and among the Borrower, the Purchasers and the Collateral Agent (as defined therein), dated November 22, 2011, or the rights of any party thereunder.

(c) Our opinion in Paragraph 1 is subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer, statutes of limitation, or other similar laws and judicial decisions affecting or relating to the rights of creditors generally, and are further subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, estoppel, election of remedies and other similar doctrines affecting the enforcement of agreements generally (regardless of whether enforcement is considered in a proceeding at law or in equity).  Our opinion in Paragraph 1 is further subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

(d) Our opinions expressed above are subject to the effect of public policies or generally applicable rules of law that (i) limit the availability of a remedy under certain circumstances where another remedy has been elected, (ii) excuse any person or entity from liability for, or require any person or entity to indemnify any other person or entity against, the indemnified person’s or entity’s negligence, gross negligence or willful misconduct, or any other indemnification agreement which may be contrary to public policy, (iii) may, where less than all of a contract may be enforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion of the contract is not an essential part of the agreed exchange, (iv) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other cost, or (v) may permit a person who has materially failed to render or offer performance required by a contract to cure that failure, unless (A) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or (B) the occurrence of performance by the date stated in the contract is important in the circumstances to the aggrieved party.
(e) We express no opinion as to any provision in the Opinion Documents pertaining to choice of law, arbitration, forum selection or submission to jurisdiction (including, but not limited to, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum), and any other provisions in the Opinion Documents insofar as such provisions purport (i) to require consents or amendments, modifications or waivers of any provisions of the Opinion Documents to be in writing, (ii) to provide that a failure to exercise, or a delay in exercising, a right or remedy will not operate as a waiver of that right or remedy, (iii) to provide general or specific waivers of rights, remedies, claims or defenses that cannot be waived or, if they can be waived, cannot be waived prospectively, including, but not limited to, any purported waiver of any right to trial by jury and any purported waiver of any provision of law that would render any provision in any Opinion Document prohibited or unenforceable in any respect, (iv) to prohibit or restrict the delegation of performance or the assignment of rights under the Opinion Documents, (v) to provide for service of process other than in the manner provided by law, (vi) to provide that any person may have set-off or similar rights or may pursue inconsistent or cumulative remedies, or (vii) to provide for specific performance.
(f) Our opinions in Paragraphs 2 and 3 are limited to the laws and regulations normally applicable to transactions of the type contemplated in the Opinion Documents and do not extend to licenses, permits and approvals necessary for the conduct of the Borrower’s business.  In addition and without limiting the previous sentence, we express no opinion herein with respect to the effect of any federal or state laws or regulations regarding securities, tax, antitrust, land use, safety, hazardous material, environmental or similar matters, or any local or regional laws or regulations.  In rendering such opinions, we have not conducted any independent investigation of the Borrower or consulted with other attorneys in our firm with respect to the matters covered thereby.  No inference as to our knowledge with respect to the factual matters upon which we have so qualified our opinions should be drawn from the fact of our representation of the Borrower.

(g) Our opinion in Paragraph 3 above is limited to consents, approvals, authorizations, orders, notices and filings required by the laws of the United States and the State of Washington normally applicable to transactions of the type contemplated by the Opinion Documents, and does not extend to any approvals, consents, authorizations, licenses, permits, filings or actions necessary for the conduct of the business of any person.

(h) The courts of the state of Washington may consider extrinsic evidence to elucidate the meanings of the words used in the Opinion Documents.

(i) Under the laws of the State of Washington, any provision in an agreement requiring a party to pay another party’s attorneys’ fees and costs in any action to enforce the provisions of such agreement will be construed to entitle the prevailing party in any such action, whether or not such party is the party specified in such agreement, to be awarded its reasonable attorneys’ fees, costs and necessary disbursements.

(j) We note that the Notes are denominated in Canadian dollars and express no opinion as to whether a court would award a judgment in a currency other than U.S. dollars.

(k) We express no opinion as to Regulations T, U or X of the Board of Governors of the Federal Reserve System, or compliance or the effect of noncompliance by the Purchasers with any state or federal laws or regulations applicable to the Purchasers in connection with the transactions described in the Opinion Documents.

This opinion is solely for the benefit of the Purchasers, their successors and assigns, in connection with the transaction described in this letter, may not be relied upon for any other purpose, and may not be relied upon or used by, nor may copies hereof be delivered to, any other person or entity without our prior written consent, except that a copy of this opinion may be provided by the Purchasers to governmental regulators having supervisory authority over the Purchasers for purposes of demonstrating the existence of this opinion.  No use of or reliance on this opinion by any party, including, without limitation, the Purchasers, shall establish or imply an attorney-client relationship between such party and this firm with respect to the Opinion Documents or the transactions contemplated by the Opinion Documents, and such party by using or relying on our opinion disclaims any such attorney-client relationship with respect to the Opinion Documents or the transactions contemplated by the Opinion Documents for any purpose without our prior written approval. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention, or any changes in the law taking effect, after the date hereof.

Very truly yours,
CLD/JAP